SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WASHINGTON MUTUAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1201 Third Avenue, Suite 1601

Seattle, Washington 98101

March 19, 2003

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Washington Mutual shareholders that will be held in the S. Mark Taper Foundation Auditorium on Tuesday, April 15, 2003, at 2:00 p.m., at Benaroya Hall, 200 University Street, Seattle, Washington. I look forward to greeting as many of our shareholders as possible.

As set forth in the attached Proxy Statement, the meeting will be held to consider the election of directors, the approval of the Washington Mutual, Inc. 2003 Equity Incentive Plan, the approval of the Washington Mutual, Inc. Amended and Restated 2002 Employee Stock Purchase Plan, ratification of the appointment of the independent auditors for 2003 and a shareholder proposal relating to indexed options. Please read the attached Proxy Statement carefully for information on the matters shareholders are being asked to consider and vote on.

In addition to these specific matters, there will be a report on the progress of Washington Mutual and an opportunity to ask questions of general interest to shareholders.

Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. If you decide to attend the meeting and vote in person, you will, of course, have that opportunity.

Sincerely,

Kerry K. Killinger

Chairman, President and Chief Executive Officer

WASHINGTON MUTUAL, INC.

1201 Third Avenue, Suite 1601

Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 15, 2003

To the Shareholders of Washington Mutual, Inc.:

The Annual Meeting of Shareholders of Washington Mutual, Inc. (the “Company”) will be held in the S. Mark Taper Foundation Auditorium on Tuesday, April 15, 2003, at 2:00 p.m., at Benaroya Hall, 200 University Street, Seattle, Washington, for the following purposes:

1.	To elect five directors, each for a term of three years;

2.	To approve the Company’s 2003 Equity Incentive Plan;

3.	To approve the Company’s Amended and Restated 2002 Employee Stock Purchase Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors for 2003;

5.	To consider a shareholder proposal relating to indexed options, if it is presented; and

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors urges shareholders to vote FOR Items 1, 2, 3 and 4 and AGAINST Item 5.

All of these proposals are more fully described in the Proxy Statement that follows. Shareholders of record at the close of business on February 28, 2003 will be entitled to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors,

William L. Lynch

Secretary

March 19, 2003

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save Washington Mutual the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

i

WASHINGTON MUTUAL, INC.

1201 Third Avenue, Suite 1601

Seattle, Washington 98101

PROXY STATEMENT

For 2003 Annual Meeting of Shareholders

To Be Held on Tuesday, April 15, 2003

The Board of Directors of Washington Mutual, Inc. (“Washington Mutual” or “the Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders on April 15, 2003, at  2:00 p.m., and at any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Company anticipates that the Notice, this Proxy Statement and the form of proxy enclosed will first be sent to shareholders on or about March 19, 2003.

Who Can Vote

Only shareholders of record at the close of business on February 28, 2003 will be entitled to vote at the Annual Meeting. As of February 28, 2003, the Company had 939,456,466 shares of Common Stock (“Common Stock”) outstanding (including 17,775,000 shares of Common Stock held in escrow pending resolution of the Company’s asserted right to the return of such shares).

What You Are Voting on

You are voting on:

•	The election of five directors, each for a term of three years (Douglas P. Beighle, Kerry K. Killinger, Michael K. Murphy, Elizabeth A. Sanders, and Willis B. Wood, Jr.).

•	The approval of the Company’s 2003 Equity Incentive Plan.

•	The approval of the Company’s Amended and Restated 2002 Employee Stock Purchase Plan.

•	Ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2003.

•	A shareholder proposal relating to indexed options.

Votes Required/Voting Procedures

Under Washington law, any shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Annual Meeting will consist of a majority of the outstanding shares of Common Stock entitled to vote, present in person or by proxy at the Annual Meeting. Shareholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered shareholders who are present and entitled to vote, and will count toward the quorum.

If a quorum exists at the Annual Meeting, for the election of directors, those nominees who receive the greatest number of votes cast for the election of directors will be elected directors. For the remaining proposed actions, if a quorum exists, such action will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it. Consequently, abstentions and broker nonvotes will have no impact on the election of directors or any of the remaining proposals set forth in the Notice of Annual Meeting of Shareholders.

Washington Mutual Plans

If you are a participant in the Washington Mutual, Inc. Equity Incentive Plan, the Washington Mutual, Inc. Retirement Savings and Investment Plan (“401(k) Plan”), the Washington Mutual, Inc. Employees’ Stock Purchase Program, or the Pioneer Savings Bank Employee Stock Ownership Plan and Trust, you may direct the trustee or plan administrator how to vote the number of shares allocated to your account. The enclosed proxy indicates any Common Stock allocated to your account.

How You Can Vote

If you hold your shares as a shareholder of record, you can vote in person at the Annual Meeting or you can vote via the Internet, by telephone or by mail as instructed on the enclosed proxy card. Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board of Directors.

If you own your shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this Proxy Statement and the annual report. If you own your shares through a brokerage account or nominee, you cannot vote in person at the Annual Meeting unless you receive a proxy from the broker or the nominee.

How You May Revoke or Change Your Vote

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by (1) submitting a new proxy card, (2) delivering written notice to the Secretary of the Company before April 15, 2003, stating that you are revoking your proxy, or (3) attending the Annual Meeting and voting your shares in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

Costs of Solicitation

The Company will bear the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to mailing material, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation. The Company has retained Georgeson Shareholder Communications Inc. to assist in the solicitation at a cost of approximately $10,000, plus reasonable out-of-pocket expenses.

Who Will Count the Vote

Proxies and ballots will be received and tabulated by Automated Data Processing.

ITEM 1. ELECTION OF DIRECTORS

Nominees

The Board of Directors has nominated each of the following persons for election as a director to serve a three-year term expiring at the Company’s 2006 Annual Meeting of Shareholders.

Douglas P. Beighle

Kerry K. Killinger

Michael K. Murphy

Elizabeth A. Sanders

Willis B. Wood, Jr.

The Articles of Incorporation provide that the number of directors will be fixed by the Bylaws and divided into three classes. The Bylaws of the Company fix the size of the Board of Directors at 16 directors. At the Annual Meeting, five nominees will be elected to serve three-year terms and until their successors are elected and qualified. Each of the listed nominees has indicated that he or she is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Governance Committee of the Board. Three directors resigned as directors of the Company during 2002; the Governance Committee of the Board is considering whether to recommend filling these vacancies, but has not decided to do so at the date of this Proxy Statement. Proxies granted may not be voted for a greater number of nominees than the five named in this proxy statement. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted in favor of the five nominees listed above.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE NOMINEES.

Directors

The following table sets forth information regarding each of the Company’s directors, including all nominees for election as a director as of March 19, 2003. Except as otherwise indicated, each director has been engaged in the principal occupation described below for at least five years.

Name	Age	Company Director Since	Expiration of Term as Director
Douglas P. Beighle	70	1989	2003
Anne V. Farrell	67	1994	2004
Stephen E. Frank	61	1997	2004
Kerry K. Killinger	53	1988	2003
Phillip D. Matthews	64	1998	2005
Michael K. Murphy	66	1985	2003
Margaret Osmer-McQuade	64	2002	2004
Mary E. Pugh	43	1999	2005
William G. Reed, Jr.	64	1970	2005
Elizabeth A. Sanders	57	1998	2003
William D. Schulte	70	1998	2004
James H. Stever	59	1991	2005
Willis B. Wood, Jr.	68	1997	2003

Mr. Beighle is Chair of the Board and Director of Puget Energy, Inc. and its subsidiary, Puget Sound Energy, Inc. and a director of Simpson Investment Company. Mr. Beigle retired as Senior Vice

President and Chief Administrative Officer of The Boeing Company in May 1997. From 1980 through 1997, he held various Senior Executive positions at Boeing, including Senior Vice President from 1986 through 1997. He has been a consultant to Boeing since 1997.

Mrs. Farrell has served as President and Chief Executive Officer of The Seattle Foundation, a charitable and educational corporate foundation, since 1984. Mrs. Farrell also serves as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment advisor to the funds is an indirect wholly owned subsidiary of Washington Mutual. She also serves as a director of Recreational Equipment, Inc. (R.E.I.).

Mr. Frank is a director of Aegis Insurance Services, Inc., LNR Property Corporation and UNOVA, Inc. On January 1, 2002, Mr. Frank retired as Chairman, President and Chief Executive Officer of Southern California Edison, the largest subsidiary of Edison International, where he served since June 1995.

Mr. Killinger has been Chairman, President and Chief Executive Officer of Washington Mutual since 1991. Mr. Killinger became President and a director in 1988, Chief Executive Officer in 1990 and Chairman of the Board of Directors in 1991. Mr. Killinger also serves as a director of SAFECO Corporation and Simpson Resource Company and a trustee of The Seattle Foundation.

Mr. Matthews is Chairman of the Executive Committee and Lead Director of Wolverine World Wide, Inc. and served as its Chairman from 1993 through 1996. He is also Chairman of the Board of Worldwide Restaurant Concepts, Inc. Mr. Matthews was Chairman and Chief Executive Officer of The Reliable Company from 1992 to 1997.

Mr. Murphy is Chairman of CPM Development Corporation, the parent company of Central Pre-Mix Concrete Company and Inland Asphalt Company. Mr. Murphy also serves as a trustee of the registered investment companies that comprise the WM Group of Funds. The investment advisor to the funds is an indirect wholly owned subsidiary of Washington Mutual.

Ms. Osmer-McQuade has been President of Qualitas International, an international consulting firm, since 1993. She also serves as a director of Riverside Capital International LLC.

Ms. Pugh is founder, President and Chief Executive Officer of Pugh Capital Management, Inc., a fixed income money management company. Ms. Pugh is a director of the Seattle branch of the Federal Reserve Bank of San Francisco and a director of Cascade Natural Gas Corporation. She is a member of the Washington Roundtable.

Mr. Reed is lead independent director of SAFECO Corporation and a director of Simpson Resource Company. He was Chairman of Simpson Investment Company from 1971 to 1996. Mr. Reed also serves as a director of Microsoft Corporation, PACCAR, Inc. and The Seattle Times.

Ms. Sanders is founder and Principal of The Sanders Partnership, an executive management and leadership consulting firm. Prior to 1990, she served as a Vice President and General Manager of Nordstrom, Inc. She is also a director of Denny’s Corporation (formerly Advantica Restaurant Group, Inc.), Wal-Mart Stores, Inc., WellPoint Health Networks Inc. and Wolverine World Wide, Inc.

Mr. Schulte served in various positions with KPMG from 1961 until his retirement in 1990, including Managing Partner of the Los Angeles office and member of the firm’s management committee from 1979 to 1986 and Vice Chairman and member of the board of directors from 1986 until 1990. Mr. Schulte is a director of Parsons Corporation.

Mr. Stever retired as Executive Vice President — Public Policy of U S WEST, Inc. on December 31, 1996, which position he had held since January 1996. He was Executive Vice President — Public Policy and Human Resources of U S WEST, Inc. from November 1994 to January 1996 and Executive Vice President — Public Policy of U S WEST, Inc. and U S WEST Communications, Inc. from 1993 until 1994. He was President — Public Policy of U S WEST Communications, Inc. from 1990 until 1993 and President — Business Division from 1988 until 1990.

Mr. Wood retired as Chairman, Chief Executive Officer and director of Pacific Enterprises, the holding company of Southern California Gas Company, in 1998. Mr. Wood had served in various positions, including as executive officer of Pacific Enterprises’ subsidiaries since 1960. Mr. Wood is chairman of the American Automobile Association (AAA) and a director of the Automobile Club of Southern California.

Corporate Governance

The Board of Directors adopted corporate governance principles in the form of Corporate Governance Guidelines, on September 25, 2002, with the goals of promoting the effective functioning of the Board, ensuring that the Company conducts its business in accordance with the highest legal and ethical standards and enhancing shareholder value. The following is a summary of those governance principles and the Company’s current practices with respect to corporate governance. The full text of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.wamu.com under Investor Relations.

The Governance Committee administers the Corporate Governance Guidelines, reviews performance under the guidelines, reviews the guidelines annually and, when appropriate, recommends changes to them.

Board of Directors Composition and Leadership

The Board of Directors currently consists of 13 directors. The Corporate Governance Guidelines require that the Board consist predominantly of nonmanagement directors (directors who are not and have not been employees of the Company in the past five years). Currently, the Chief Executive Officer is the only management director. The Corporate Governance Guidelines also require that a substantial majority of the Board consist of independent directors. A director is independent when he or she has no material relationship with the Company, other than as a director. In February 2003, the Board determined that eleven out of thirteen of its members are independent. The Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with all applicable legal requirements, the rules of the New York Stock Exchange and the federal securities laws.

In the selection of directors, the Governance Committee assesses the Board of Directors’ diversity, business background, current responsibilities, community involvement, expected period of time available for service and independence. The Board selects and recommends nominees for election by the Company’s shareholders and makes interim appointments of directors in accordance with the Company’s Bylaws.

Responsibilities of the Board of Directors

In addition to each director’s basic responsibilities to discharge his or her duties in good faith, with the care an ordinary prudent person in a like position would exercise in similar circumstances and in a manner he or she reasonably believes to be in the best interests of the Company, the Board of Directors has separate and specific obligations enumerated in the Corporate Governance Guidelines that require it to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business. The

Board has the authority to retain outside legal, accounting or other advisors, as necessary, to carry out its responsibilities.

Directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. Directors are expected to disclose all business relationships with the Company and recuse themselves from discussions and decisions affecting those relationships. The Company annually solicits information from directors in order to monitor potential conflicts of interest and to make its determination of director independence.

Director Orientation and Education

All directors are expected to be knowledgeable about the Company and its industry, gained from attendance at Board meetings, periodic director training sessions, regular meetings with management of the Company, reading of appropriate industry, corporate governance and directorship literature and attendance at educational seminars. All new directors will attend orientation sessions conducted by management and educational programs intended to satisfy the special qualification requirements for membership on committees of the Board.

Director Retirement

The Board of Directors does not favor a formal rotation process or term limits for nonmanagement directors. A director must retire at the Company’s Annual Meeting of Shareholders immediately following his or her seventy-second birthday. In addition, a director whose present position or job responsibility changes significantly is required to tender his or her resignation; the Board decides, in light of the circumstances and the recommendation of the Governance Committee, whether to accept such resignation.

Board Meetings

The Board of Directors currently plans eight full Board meetings each year. Directors are expected to attend in person. Management is expected to provide all directors an agenda and appropriate written materials sufficiently in advance of the meetings to permit meaningful review. Directors are expected to arrive at each meeting of the Board and each committee on which he or she serves having reviewed the materials for the meeting and fully prepared to take an active and effective part in the meeting. The Board meets in sessions with no management directors present a minimum of twice each calendar year and more often as it deems appropriate. One of these meetings is for the purpose of discussing management succession planning, management development and the performance and compensation of the Chief Executive Officer, the other is for discussing operational controls, compliance and the strategy and direction of the Company.

Investment Expectations of Directors

Directors are expected to own a meaningful number of shares in the Company, which should not be less than 1,000 shares.

Committees of the Board of Directors

The Board has designated the following six standing Committees: the Audit Committee, the Human Resources Committee, the Governance Committee, the Finance Committee, the Corporate Development Committee, and the Corporate Relations Committee. The Audit Committee, the Human Resources Committee and the Governance Committee will be composed at all times entirely of independent directors. Charters for each of the committees may be obtained on Washington Mutual’s website, www.wamu.com under Investor Relations.

Information Regarding the Board of Directors and Its Committees

The Audit Committee oversees the integrity of the Company’s financial reporting process and financial statements and systems of internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, and the performance of the Company’s internal audit function. The Audit Committee currently consists of Messrs. Beighle (Chair), Frank (Vice Chair), Matthews, Reed, Schulte and Wood. The Audit Committee met seven times in 2002. The Audit Committee’s charter is attached as Appendix A.

The Human Resources Committee develops and administers the Company’s executive and senior officer compensation programs, establishes and administers annual and long-term incentive compensation plans for executive and senior management, oversees the administration of the Company’s officer and employee benefit plans and any associated plan trust funds and evaluates the Chief Executive Officer’s performance and sets the Chief Executive Officer’s compensation level based on such evaluation. The Human Resources Committee currently consists of Messrs. Stever (Chair), Beighle, Frank and Wood and Ms. Sanders. The Human Resources Committee met four times in 2002.

The Governance Committee develops and recommends to the Board of Directors governance principles for the Company, identifies individuals qualified to become directors and recommends to the Board select candidates for directorship, and reviews and makes recommendations to the Board concerning the strategic plans of the Company developed by management. Shareholders may recommend candidates for directorships to the Governance Committee by contacting the Secretary of the Company at the executive offices of the Company. Shareholders who wish to nominate candidates for election to the Board at the Annual Meeting of Shareholders must follow the procedures outlined in “Shareholder Proposals for the 2004 Annual Meeting” set forth on page 40. The Governance Committee currently consists of Messrs. Reed (Chair), Matthews and Stever and Mses. Farrell, Osmer-McQuade and Sanders. The Governance Committee met twice in 2002.

The Finance Committee monitors investments and dispositions of loans and financial instruments and significant purchases and dispositions of real property acquired by Washington Mutual (excluding the Company’s premises or other real property acquired for use by the Company) and monitors the development and administration of policies that govern the Company’s acquisition, retention and disposition of investments, and makes recommendations with respect to such policies. The Finance Committee currently consists of Messrs. Murphy (Chair), Frank, Matthews and Schulte and Mses. Osmer-McQuade and Pugh.

The Corporate Development Committee reviews, on a case-by-case basis, with Washington Mutual’s management, all transactions not in the ordinary course of business and oversees stock issuances by the Company. The Corporate Development Committee currently consists of Messrs. Killinger (Chair), Beighle, Frank, Stever and Wood.

The Corporate Relations Committee monitors the Company’s charitable giving and community service activities, including implementation of its ten-year $375 billion Community Commitment initiated in 2001. The Corporate Relations Committee currently consists of Mses. Farrell (Chair), Osmer-McQuade, Pugh and Sanders and Messrs. Murphy and Wood.

During 2002, the Company’s Board of Directors met nine times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of all meetings held by committees on which he or she served.

Compensation of Directors

Nonemployee directors are compensated for their service on the Board of Directors and any committees on which they serve. Each director is paid an annual cash retainer fee of $35,000 and an annual deferred retainer of $35,000. Each director also receives $750 for attendance at purely telephonic Board meetings and $1,500 for attendance in person or by telephone at other Board meetings. Directors who serve on committees also receive $750 for attendance at purely telephonic committee meetings and $1,500 for attendance in person or by telephone at other committee meetings. In addition, directors are reimbursed for travel and accommodation expenses in connection with Board and committee meetings. The Chair of each of the Human Resources Committee, the Finance Committee, the Corporate Relations Committee, and the Governance Committee receives an additional annual fee of $5,000; the Chair of the Audit Committee receives an additional annual fee of $10,000 and the Vice Chair of the Audit Committee receives an additional annual fee of $5,000. The Corporate Development Committee members receive an annual fee of $6,000 in lieu of any fees for committee meeting attendance. Mr. Killinger receives no compensation as a director.

Pursuant to the Washington Mutual Amended and Restated 1994 Stock Option Plan (the “1994 Stock Option Plan”), in December of each year each nonemployee director receives a grant of options to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All such options vest on the first anniversary of the grant. The Board of Directors is seeking shareholder approval of the 2003 Equity Incentive Plan. If approved, this plan will replace the 1994 Stock Option Plan. The 2003 Equity Incentive Plan does not provide for automatic option grants to directors. Instead, the plan provides for annual grants of either options or restricted stock as determined by the Governance Committee. At its February meeting, the Governance Committee determined that nonemployee directors would receive options to purchase 5,000 shares of Common Stock in December 2003.

Messrs. Frank and Wood are entitled to certain retirement benefits under an unfunded directors’ retirement plan for which Washington Mutual has assumed responsibility as successor to Great Western Financial Corporation (“GWFC”). Upon termination of service on GWFC’s board of directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the sum of the annual retainer previously paid to members of the GWFC board plus twelve times the monthly meeting fee, both as in effect at the time of the director’s termination. Benefits are payable for a period equal to the number of years that the eligible director served as a GWFC director and will be provided to the surviving spouse or other designated beneficiary following an eligible director’s death. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Mr. Frank is entitled to receive quarterly payments of $11,650 under the plan until October 2008, and Mr. Wood is entitled to receive such payments until October 2011. Accordingly, in 2002 each of these directors received payments aggregating $46,600 under the plan.

Messrs. Frank and Wood have vested balances in an unfunded deferred compensation plan for certain former directors of GWFC for which Washington Mutual has assumed responsibility as successor to GWFC. No additional compensation may be deferred under the plan. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Interest accrues on fund balances under the plan at enhanced rates. Those interest amounts exceeded 120% of the applicable federal long-term rate compounded annually by $3,418 and $3,874, respectively, for Messrs. Frank and Wood during 2002.

Messrs. Matthews and Schulte are entitled to certain retirement benefits under an unfunded directors’ retirement plan for which Washington Mutual has assumed responsibility as successor to H.F. Ahmanson & Company (“Ahmanson”). Upon termination of service on Ahmanson’s board of directors, each eligible director became entitled under the plan to an annual retirement benefit equal to the director’s pay during the twelve-month period immediately preceding retirement from such board. Benefits are payable for a period equal to the number of years that the eligible director served as an Ahmanson director and will be provided to the surviving spouse or other designated beneficiary following an eligible director’s death. Washington Mutual has purchased company-owned cost-recovery life insurance on the lives of the participants in the plan. Messrs. Matthews and Schulte began receiving monthly payments of $2,000 under the plan beginning April 1, 1999. Mr. Matthews received this benefit through May 2002 and Mr. Schulte is entitled to receive this benefit through September 2006.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth information regarding beneficial ownership of Common Stock by each person known to the Company to have owned more than 5% of the outstanding shares of the Common Stock on February 28, 2003.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class(1)
AXA Conseil Vie Assurances Mutuelle, AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances Vie Mutuelle, 370, rue Saint Honore 75001 Paris, France	54,711,150	(2)	5.8%
AXA Courtage Assurance Mutuelle 26, rue Louis le Grand 75002 Paris, France, as a group (collectively, the “Mutuelles AXA”)
AXA 75, avenue Matignon 75008 Paris, France
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104

Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	47,369,280	(3)	5.02%

(1)	Based on 944,046,787 shares outstanding (including 18,000,000 shares of Common Stock held in escrow) as of December 31, 2002.

(2)	Based solely on a Schedule 13G filed on February 12, 2003. Each of AXA Consiel Vie Assurances Mutuelle, AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurances Mutuelle, and AXA beneficially owns 54,711,150 shares of our common stock, has sole voting power with respect to 27,858,339 shares, has shared voting power with respect to 7,811,783 shares, has sole dispositive power with respect to 54,702,075 shares and shared dispositive power with respect to 9,075 shares. AXA Financial, Inc. beneficially owns 54,572,660 shares of our common stock, has sole voting power with respect to 27,722,449 shares, shared voting power with respect to 7,811,783 shares, sole dispositive power with respect to 54,568,885 shares and shared dispositive power with respect to 3,775 shares. AXA is the parent holding company of AXA Investment Managers UK Ltd. which has sole voting and dispositive power over 51,700 shares, AXA Investment Managers Den Haag which has sole voting and dispositive power over 59,500 shares, AXA Konzern AG (Germany) which has sole voting and dispositive power over 21,990 shares and AXA Rosenberg Investment LLC which has sole voting power over 2,700 shares and shared dispositive power over 5,300 shares. AXA Financial, Inc. is a parent holding company of Alliance Capital Management which holds sole voting power over 27,722,449 shares, shared voting power over 7,811,783 shares, sole dispositive power over 54,541,011 shares and shared dispositive power over 3,775 shares and The Equitable Life Assurance Society which has sole dispositive power over 27,874 shares.

(3)	Based solely on a Schedule 13G filed on February 11, 2003. Capital Group International, Inc. is the parent holding company of Capital Guardian Trust Company, Capital International Limited, Capital International Research and Management, Inc. dba Capital International, Inc. and Capital International S.A. Capital Group International, Inc. has sole voting power with respect to 40,362,780 shares and sole dispositive power with respect to 47,369,280 shares. Capital Group International disclaims any investment or voting power over these shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table and accompanying footnotes provide a summary of the beneficial ownership of the Common Stock as of February 28, 2003, by (i) directors, (ii) the Company’s Chief Executive Officer, (iii) the other executive officers named in the executive compensation table set forth herein, and (iv) all current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers.

Each of the individuals listed below owns less than 1% of the outstanding shares and voting power of the Common Stock of the Company, except that the Company’s directors and executive officers as a group hold approximately 1.1%. In most cases, each individual has sole voting and investment power with respect to the shares he or she beneficially owns. Where that is not the case, voting and investment power is clarified in a footnote.

Name	Shares of Common Stock(1)		Options Exercisable(2)	Total
Douglas P. Beighle	33,418		36,000	69,418
Craig S. Davis	80,932	(3)	708,276	789,208
Anne V. Farrell	9,000	(4)	33,750	42,750
Stephen E. Frank	4,200		52,315	56,515
Jeremy V. Gross	14,446	(5)	117,729	132,175
Kerry K. Killinger	724,871	(6)	3,406,614	4,131,485
William A. Longbrake	939,839	(7)	544,350	1,484,189
Phillip D. Matthews	7,500	(8)	34,415	41,915
Michael K. Murphy	22,200	(9)	36,000	58,200
Margaret Osmer-McQuade	22,488		1,685	24,173
Mary E. Pugh	3,109	(10)	18,000	21,109
William G. Reed, Jr.	124,842	(11)	36,000	160,842
Elizabeth A. Sanders	17,505	(12)	30,060	47,565
William D. Schulte	14,070		47,700	61,770
James H. Stever	24,550	(13)	36,000	60,550
Craig E. Tall	196,374	(14)	764,968	961,342
Willis B. Wood, Jr.	18,563		47,252	65,815
All directors and executive officers as a group (24 persons)	2,498,395	(15)	7,551,127	10,049,522

(1)	All fractional shares have been rounded up to the next highest share.

(2)	All options included are exercisable within 60 days after February 28, 2003.

(3)	Includes 62,642 shares held in the Davis Family Trust and 9,008 shares held in the 401(k) Plan.

(4)	All shares are held jointly with Mrs. Farrell’s spouse.

(5)	Includes 9,011 shares of restricted stock.

(6)	Includes 6,000 shares held in trust for the benefit of Mr. Killinger’s sons.

(7)	Includes 14,860 shares held directly by Mr. Longbrake’s spouse, 12,519 shares held directly by Mr. Longbrake’s daughter, 73,525 shares held in a family foundation and 2,277 shares held in trust for the benefit of Mr. Longbrake’s children.

(8)	Includes 7,500 shares held in the Matthews’ Family Trust.

(9)	Includes 6,000 shares held jointly with Mr. Murphy’s spouse.

(10)	Includes 500 shares held jointly with Ms. Pugh’s spouse.

(11)	All shares are held jointly with Mr. Reed’s spouse.

(12)	Includes 2,520 shares held jointly with Ms. Sanders’ spouse.

(13)	Includes 1,800 shares held in the Stever Family Foundation, of which Mr. Stever is the President, and 11,250 shares held jointly with Mr. Stever’s spouse.

(14)	Includes 1,500 shares held directly by Mr. Tall’s spouse and 1,288 shares held in the 401(k) Plan.

(15)	Includes 22,927 shares held in the 401(k) Plan and 9,011 shares of restricted stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation received from the Company for the three fiscal years ended December 31, 2002 by the Company’s Chief Executive Officer and the four most highly paid executive officers (other than the Chief Executive Officer) for the fiscal year ended December 31, 2002 (collectively, the “Named Executive Officers”). Annual Compensation includes amounts deferred at the Named Executive Officer’s election.

		Annual Compensation			Long-Term Compensation(1)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Securities Underlying Options Granted(#)(2)	LTIP Payouts($)(3)	All Other Compensation($)(4)
Kerry K. Killinger Chairman, President and Chief Executive Officer	2002 2001 2000	1,000,000 1,000,000 1,000,000	3,009,000 2,484,000 2,461,000	12,498 — —	900,000 530,000 520,000	2,118,143 2,358,667 1,151,545	661,013 567,174 369,140

Craig S. Davis President, Home Loans and Insurance Services Group	2002 2001 2000	550,029 490,008 450,000	855,070 750,375 695,500	— — —	325,000 140,000 135,000	526,361 565,969 265,635	117,881 82,460 62,983

Craig E. Tall Vice Chair, Corporate Development and Strategic Planning	2002 2001 2000	525,020 500,004 460,000	852,550 750,375 695,500	— — —	230,000 140,000 135,000	589,262 657,256 321,841	201,440 149,237 112,641

William A. Longbrake Vice Chair, Enterprise Risk Management and Chief Risk Officer	2002 2001 2000	475,026 450,000 430,000	752,764 750,375 695,500	— — —	210,000 140,000 135,000	589,262 633,604 297,360	193,377 133,319 89,706

Jeremy V. Gross(5) Executive Vice President and Chief Information Officer	2002 2001	500,011 233,662	521,560 300,000	4,919 30,974	150,000 300,000	289,641 —	8,782 —

(1)	Mr. Gross held 17,874 shares of restricted stock valued at $617,189 as of December 31, 2002, the restrictions on these shares lapse in equal parts on each of March 31, 2003 and March 31, 2004.

(2)	The options shown in this column as 2002 compensation were granted on December 17, 2001.

(3)	The amounts shown in this column represent the value, as of March 31, 2002, of shares of restricted stock on which restrictions based on achievement of performance-based criteria or length of service have lapsed.

(4)	The amounts shown in this column include the following:

(a)	Profit sharing and Company matching contributions under the Company’s 401(k) Plan during fiscal year 2002 of $12,000 for each of Messrs. Killinger, Davis, Tall and Longbrake and $6,000 for Mr. Gross.

(b)	Allocations under the Company’s Supplemental Employee Retirement Plan (the “SERP”) during fiscal year 2002 of $300,608, $66,869, $87,408, $83,345, and $2,782 to the accounts of Messrs. Killinger, Davis, Tall, Longbrake and Gross, respectively. The SERP is a nonqualified, noncontributory deferred compensation plan designed to provide certain executives with benefits they would have otherwise received under the Company’s Cash Balance Pension Plan and the Retirement Savings Investment Plan but for certain limits set forth in the Internal Revenue Code.

(c)	Allocations under the Supplemental Executive Retirement Accumulation Plan (the “SERAP”) during fiscal year 2002 of $348,405, $39,012, $102,032 and $98,032 to the accounts of Messrs. Killinger, Davis, Tall and Longbrake. The SERAP is an unfunded plan of deferred compensation to provide retirement benefits for certain executive employees of the Company and its affiliates. The Human Resources Committee determines the level of benefits under the SERAP.

(5)	Mr. Gross became an employee of Washington Mutual in June 2001.

Grants of Stock Options in 2002

The following table sets forth information on stock option grants during fiscal year 2002 to the Named Executive Officers. The options set forth in the table below were granted on December 17, 2002.

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year(%)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Ten- Year Option Term(2)
					5%($)	10%($)
Kerry K. Killinger	900,000	5.93	36.53	12/17/12	21,093,859	53,062,683
Craig S. Davis	325,000	2.14	36.53	12/17/12	7,617,226	19,161,524
Craig E. Tall	230,000	1.52	36.53	12/17/12	5,390,652	13,560,463
William A. Longbrake	210,000	1.38	36.53	12/17/12	4,921,899	12,381,292
Jeremy V. Gross	150,000	0.99	36.53	12/17/12	3,515,642	8,843,780

(1)	Each of the options reflected in this table was granted to the respective Named Executive Officer pursuant to the 1994 Stock Option Plan. The options have terms of ten years, subject to earlier termination upon termination of employment. The options vest over three years in equal annual installments beginning one year after the date of the grant.

(2)	These assumed rates of appreciation are provided in order to comply with the requirements of the Securities and Exchange Commission and do not represent the Company’s expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

Aggregated Option Exercises in 2002 and Year-End Option Values

The following table sets forth information on the exercise of stock options during fiscal year 2002 by each of the Named Executive Officers and the value of unexercised options at December 31, 2002.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options Fiscal Year-End($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kerry K. Killinger	108,000	3,063,611	3,514,614	1,964,998	44,322,170	3,553,267
Craig S. Davis	5,044	43,423	708,276	548,331	7,159,864	707,223
Craig E. Tall	82,458	2,038,974	764,968	453,331	7,979,210	707,223
William A. Longbrake	94,405	1,761,229	544,350	419,998	4,339,098	654,024
Jeremy V. Gross	—	—	117,729	349,998	270,233	398,995

(1)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

(2)	Amounts are calculated using as the stock price the average of the high and low price of the Common Stock on the last trading day of the year, December 31, 2002, which was $34.78. There is no guarantee that, if and when these options are exercised, they will have this value.

Long-Term Incentive Plan Awards in 2002

The table below sets forth information with respect to performance shares granted to the Named Executive Officers in 2002.

Name	Number of Shares, Units or Other Rights(#)	Performance or Other Period Until Maturation or Payout	Contingent Future Payouts
			Threshold(#)	Target(#)	Maximum(#)
Kerry K. Killinger	90,000	2003-2005	22,500	90,000	225,000
Craig S. Davis	32,500	2003-2005	8,125	32,500	81,250
Craig E. Tall	23,000	2003-2005	5,750	23,000	57,500
William A. Longbrake	21,000	2003-2005	5,250	21,000	52,500
Jeremy V. Gross	15,000	2003-2005	3,750	15,000	37,500

Performance shares are contingent awards of Washington Mutual stock that are paid out at the end of a three-year period only if the Company achieves specified performance goals. For the 2003-2005 cycle, the performance share program will measure equally three-year total shareholder return versus peers, return on common equity versus peers and earnings per share growth versus peers. The total number of shares of Washington Mutual stock delivered at the end of the three-year cycle will range from zero to 250% of the contingent award, with a target payout at the 60th percentile of the peer group companies. The performance shares will be paid in Common Stock and will earn dividend equivalents, which will be accrued in the form of additional performance shares and paid in Common Stock when and to the extent the related performance shares are paid. The value of the performance shares may be deferred under the Company’s Deferred Compensation Plan.

PENSION PLANS AND AGREEMENTS

Cash Balance Pension Plan

Pursuant to the terms of the Cash Balance Pension Plan (the “Pension Plan”), participants annually receive benefit accruals based on eligible compensation and interest credits on current and prior benefit accruals. The crediting rate is based on years of service with Washington Mutual. Effective January 1, 2000, for service up to four years, the benefit credit is 2.5%; for service from five to nine years, the benefit credit is 3%; for service from ten to fourteen years, the benefit credit is 4%; for service from fifteen to nineteen years, the benefit credit is 5%; for twenty years or more, the benefit credit is 6%. Eligible cash compensation includes base salary, incentive payments, bonuses and overtime. The Pension Plan annually credits interest on all benefit accruals at the rate quoted at the beginning of each Pension Plan year for the yield on U.S. government securities adjusted to a constant maturity of 30 years. The Pension Plan also credits benefit accruals (based on years of service) each pay period. Interest credits are allocated daily to participant accounts. The interest credit rate for 2002 was 5.12%. Participants may elect to receive, at the time of termination, a lump-sum distribution of their vested balances or an annuitized payment from the Pension Plan’s trust fund. The Pension Plan complies with the Employee Retirement Income Security Act of 1974, as amended (ERISA). In general, all employees become eligible to participate in the Pension Plan beginning with the quarter following completion of one year of service with Washington Mutual during which they work a minimum of 1,000 hours. An employee’s balance in the Pension Plan becomes vested at a graduated rate after two years of service, with full vesting after five years of active service. There are no employee contributions to the Pension Plan.

The following is an estimate of annual benefits payable upon retirement at normal retirement age to each of the Named Executive Officers under the Pension Plan. These projections are based on an interest crediting rate of 6.5% and are not subject to any deduction for Social Security or other offset amounts.

Name	Estimated Annual Benefits at 65 Years of Age
Kerry K. Killinger	$58,226
Craig S. Davis	37,196
Craig E. Tall	38,486
William A. Longbrake	15,379
Jeremy V. Gross	32,022

Employment, Termination and Change in Control Agreements

Agreements.    Washington Mutual has entered into a separate agreement with each of the Named Executive Officers for a term that continues until either the Board of Directors in its sole discretion or the Named Executive Officer in his or her sole discretion terminates the respective agreement in accordance with its terms.

Under the agreements, the annual salary of the Named Executive Officer is determined by the Human Resources Committee. Upon termination for any reason upon or within three years after a Change in Control, or upon resignation for Good Cause upon or within three years after a Change in Control (as Change in Control and Good Cause are defined in the individual agreements), the Named Executive Officer will be paid three times his or her total annual compensation, including the greater of salary and target bonus for the calendar year in which the termination occurs (if established before the termination) or salary and actual bonus for the prior calendar year (annualized if the Named Executive Officer was not employed by the Company for the entire calendar year), but excluding the value of grants of stock options or restricted stock. In addition, all the Named Executive Officer’s outstanding, unvested options will immediately vest and become exercisable, and, subject to prior approval of the Human Resources Committee, restrictions on all or certain grants of the Named Executive Officer’s restricted stock will immediately lapse. Mr. Killinger’s agreement provides that he also shall be entitled to cash payments and equity acceleration (the “Severance Payment”) if he is terminated other than for Cause (as defined in Mr. Killinger’s agreement), whether or not a Change in Control has occurred.

Under the terms of these agreements, if the Severance Payment constitutes a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the agreement provides for payment of an additional amount (the “Gross-Up Payment”) to the Named Executive Officer within a specified period of time. The Gross-Up Payment would be equal to the amount necessary to cause the net amount retained by the Named Executive Officer, after subtracting the parachute excise tax imposed by Section 4999 of the Code (the “Excise Tax”) and any federal, state and local income taxes, FICA tax and Excise Tax on the Gross-Up Payment, to be equal to the net amount the Named Executive Officer would have retained had no Excise Tax been imposed and no Gross-Up Payment been paid.

Pursuant to his 1982 employment agreement, Mr. Killinger entered into a deferred bonus arrangement with the Company pursuant to which certain deferred bonus amounts and accrued interest thereon are payable to Mr. Killinger upon death, resignation or retirement. As of December 31, 2002, the accrued benefits under such arrangement totaled $170,112.

Equity Incentive Plan.    Unless otherwise specified in an employment agreement or by the Human Resources Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company’s shareholders receive cash, stock or other property in exchange for their stock, all awards will vest, except that an award of restricted stock based on length of service with the Company will not vest if the award is converted into restricted stock of the acquiring company.

Bonus and Incentive Plan for Executive Officers and Senior Management.    Unless otherwise specified by the Human Resources Committee in its establishment of bonus criteria for a given bonus measurement period, if the Company or its affiliates consummates one or more acquisitions that, individually or in the aggregate, constitute a Triggering Acquisition, as defined below, the bonus measurement period will be terminated early and prorated bonuses will be paid based on the degree of attainment of the performance goals during the shortened bonus measurement period. A “Triggering Acquisition” is an acquisition in which the acquired entity’s operating earnings for the four calendar quarters before the acquisition are equal to 10% or more of the pro forma operating earnings for the combined entities for the same period.

1994 Stock Option Plan.    Unless otherwise specified in an employment agreement or by the Human Resources Committee in establishing an award, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company’s shareholders receive cash, stock or other property in exchange for their stock, all options will vest, unless the Company elects to convert the options into options to purchase stock of an acquiring company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Management

In 2002, the Company paid $200,677 to Pugh Capital Management, Inc. for investment advisory services. Mary E. Pugh, a director of the Company, is the President of Pugh Capital.

In December 2000, the Company entered into a professional services agreement with Columbia Hospitality, Inc. (“CHI”), a property management company, for it to provide project management services for the development of Cedarbrook, the Washington Mutual Leadership Center. John Oppenheimer, the husband of Deanna W. Oppenheimer, President, Banking and Financial Services Group, is the owner of CHI. The contract expired in December 2002. The Company paid CHI a fee of $18,000 per month during the term of the contract. In addition, CHI received an administrative fee of 5% of the costs of any subcontractors retained by CHI. In 2002, the administrative fee totaled $190,516.

In February 2002, the Company entered into a management agreement with CHI for it to serve as the sole and exclusive manager of Cedarbrook. The contract expires in December 2007. The Company will pay CHI a fee of approximately $21,000 per month during the term of the contract. In addition, the Company will pay CHI an Incentive Satisfaction Fee once every six months commencing January 2003 up to a maximum of $20,000 semi-annually and an Outside Revenue Fee equal to 5% of gross revenues attributable to renting the facility to outside groups.

In 2002, the Company paid $406,048 to Columbia Resource Group, LLC, an event management and planning group, for coordinating Company conferences. Mr. Oppenheimer is an owner of Columbia Resource Group.

Indebtedness of Management

Except as set forth below, no executive officer or director of the Company was indebted to the Company or its subsidiaries at any time since the beginning of 2002 in an amount in excess of $60,000. In each case, Washington Mutual or one of its subsidiaries is the lender for a residential loan secured by a deed of trust or mortgage on the respective residence of the executive officer or director.

Name and Position	Largest Amount of Indebtedness During 2002	Nature of Indebtedness		Indebtedness Outstanding at February 28, 2003	Current Interest Rate(%)
Stephen E. Frank Director	$970,327	Residential	(1)	$924,990	2.7083
Willis B. Wood, Jr. Director	627,277	Residential	(1)	594,339	2.7083

(1)	Interest on the loans is payable at monthly adjustable rates equal to WMBFA’s cost of funds plus 0.25%. The rates were approximately 2.8787% below similar loans to the public during 2002. The loans were made by GWFC prior to the Great Western merger, to Messrs. Frank and Wood as directors of GWFC pursuant to the GW Home Loan Program. Under the GW Home Loan Program, employees, officers and directors of GWFC and its affiliates were able to obtain loans in amounts up to 90% of the appraised value of their primary and secondary residences. Executive officers and directors that had loans outstanding under the GW Home Loan Program at the time of the Great Western merger were entitled to continue their participation because all participants were protected against adverse amendments to the terms of existing loans or suspensions of the GW Home Loan Program following a change in control. Washington Mutual currently does not make any loans to directors.

Each of Fay L. Chapman and Robert H. Miles, executive officers of the Company, and Margaret Osmer-McQuade, a director of the Company, also had home loans outstanding in 2002. Each of these loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Washington Mutual does not make loans to current executive officers or directors of the Company. Ms. Osmer-McQuade obtained her loan prior to becoming a director of the Company and each of Ms. Chapman and Mr. Miles obtained her or his loan prior to becoming an executive officer of the Company.

REPORT OF THE HUMAN RESOURCES COMMITTEE

Overview

As part of its duties, the Human Resources Committee of the Board of Directors develops and administers Washington Mutual’s compensation programs and annual and long-term incentive compensation plans for executive and senior management. As part of the Human Resources Committee’s long-term incentive compensation strategy, it establishes specific awards of stock options and performance shares for executive and senior officers. The Human Resources Committee also made recommendations to the Board with respect to the 2002 compensation program for the Company’s Chief Executive Officer, including annual and long-term incentive compensation awards.

The compensation program for Washington Mutual’s executive and senior officers for 2002 consisted of a combination of the following components: base salary; cash bonus awards primarily under the Company’s Bonus and Incentive Plan for Executive Officers and Senior Management; option grants under the Company’s 1994 Stock Option Plan; grants of performance shares; awards under the Company’s Supplemental Executive Retirement Accumulation Plan; participation in investment, retirement and other benefit programs generally available to employees; and certain additional perquisites that vary with the level of responsibility.

The Human Resources Committee is comprised of independent directors, none of whom is or has been an employee of Washington Mutual. The Human Resources Committee utilized an independent compensation consultant to assist it in its deliberations.

Compensation Policy

In determining the compensation for a particular executive or senior officer, the Human Resources Committee was guided by the following objectives:

•	Attracting and retaining highly qualified officers by maintaining competitive compensation packages for officers;

•	Motivating those officers to achieve and maintain superior performance levels;

•	Maintaining compensation packages that are equitable relative to efforts, skills and responsibilities of the officer when compared to other positions in Washington Mutual; and

•	Making a significant portion of each officer’s total compensation package at risk and dependent on Company performance and creation of long-term shareholder value.

The Human Resources Committee believes that total compensation for executive and senior officers should be sufficiently competitive with compensation paid by financial institutions of similar size, with lines of business, geographic dispersion and marketplace position similar to Washington Mutual, so that the Company can attract and retain qualified officers who will contribute to Washington Mutual’s long-term success. The independent compensation consultant provided such information and market survey data for use by the Human Resources Committee in its deliberations.

Compensation payments in excess of $1 million to the Company’s five most highly compensated executive officers may be subject to a limitation on deductibility under Section 162(m) of the Code. Certain performance-based compensation is not subject to the limitation on deductibility. All of the compensation in excess of $1 million paid to the Company’s five most highly compensated executive officers in 2002 was performance-based, and therefore, was deductible under Section 162(m) of the Code. Stock option grants under the 1994 Stock Option Plan, cash bonuses granted under the Bonus Plan and performance share awards made under the Equity Incentive Plan are intended to qualify for the performance-based exception to the $1 million limitation on deductibility of compensation payments. The Human Resources Committee nevertheless retains the discretion to provide nondeductible compensation to reward performance that increases the long-term value of the Company.

Salaries

The Human Resources Committee evaluated the individual performance of the executive officers based on performance reviews conducted by the Chief Executive Officer. In evaluating each executive officer, the Human Resources Committee qualitatively reviewed the significance of the position held by the officer and the officer’s experience and contribution, which is based on an assessment of the officer’s management skills, judgment, application of knowledge and information, and support of corporate values and priorities.

The Human Resources Committee set base salary levels for the executive officers and recommended to the Board of Directors the 2002 base salary level for the Chief Executive Officer. The approved 2002 base salary levels for the executive officers were based primarily on the market data provided by the outside compensation consultant and the performance of each executive officer during the previous year. The Human Resources Committee determined the closest comparable position in the market data and then adjusted the recommended target based on specific job responsibilities within the Company and the individual performance review. The market data included a portion of the companies included in the Performance Graph included on page 25 of this Proxy Statement, as well as certain other financial services companies. The base salary component was intended to be at the median of the applicable market salaries.

Annual Cash Bonus Awards

Each year, in determining target bonuses for executive officers, the Human Resources Committee first identifies a target bonus based on the market survey data provided by the outside consultant. The target bonus is positioned at the median of market salary levels for each position. Where no equivalent market data is available, the target bonus opportunity is set by considering the significance of the position to the Company.

Pursuant to the bonus plan, executive officers receive a percentage of their target bonuses based on the Company’s achievement of established business goals that are long-term determinants of shareholder value. For 2002, 50% of the target bonus depended on Washington Mutual’s achieving its goal for Earnings Per Share (“EPS”), 40% depended on achieving its goal on control of net expense and 10% on achievement of customer service goals. No bonuses would have been paid if the established thresholds were not met. Executive officers could have received up to 150% of their target bonus if Washington Mutual exceeded its business targets. For 2002, the bonus component achievements slightly surpassed the targets resulting in a payout at 103.3% of target.

Stock Options

Awards of stock options under the 1994 Stock Option Plan were intended to provide long-term incentives that are directly linked to the enhancement of long-term shareholder value. The Human Resources Committee selected the executive officers who received stock options and determined the number of shares subject to each option. The size of the individual option grant was generally intended to reflect the officer’s position within Washington Mutual, his or her performance and contributions to the Company, and an evaluation of competitive market data.

In addition to such grants, and to further encourage and facilitate stock ownership by executives, the Company offered executive officers a program whereby they may exchange a portion of the upcoming year’s target cash bonus award for a grant of stock options. To partially compensate for the additional risk of stock options, the executives were offered a stock option grant with a Black-Scholes value equal to 1.5 times the dollar amount of the foregone bonus opportunity.

Performance Shares

In 2002, the Committee granted performance shares designed to focus executives on and reward them for attaining specified long-term performance goals aligned with increasing shareholder value. Performance shares are contingent awards of Washington Mutual stock paid out at the end of a three-year period only if the Company achieves specified performance goals.

For the 2003-2005 performance cycle, the program will measure three-year total shareholder return versus peers (one-third of the award); return on common equity versus peers (one-third of the award); and EPS growth versus peers (one-third of the award). The peer group consists of financial services companies that comprise the S&P Financial Index. This is the same group that the Company uses for its total shareholder return Performance Graph on page 25 of this Proxy Statement.

CEO Compensation

Compensation for Washington Mutual’s Chief Executive Officer, Mr. Killinger, was determined based on the same general policies and criteria as the compensation for other executive officers.  Mr. Killinger’s base salary and target bonus for 2002 were approved by the Board of Directors at its December 2001 meeting on the recommendation of the Human Resources Committee. In making its recommendation, the Human Resources Committee reviewed the outside compensation consultant’s market survey data and considered the financial and operating results of Washington Mutual in fiscal 2001 and the Company’s 2002 financial and business plans. Based on the factors set out in “Annual Cash Bonus Awards,” Mr. Killinger’s bonus for 2002 was calculated in the same manner as described above for the other executive officers.

In evaluating Mr. Killinger’s 2002 performance, the Human Resources Committee used both quantitative and qualitative criteria. They included record earnings of $3.9 billion, which is indicative of creation of shareholder value; capital strength, as evidenced by the continued qualification of all the Company’s banking subsidiaries as “well capitalized”; strong asset quality; improvements in customer service and compliance; growth in assets to $268.3 billion; and the quantity and quality of leadership talent throughout the organization. The Human Resources Committee’s assessment of Mr. Killinger’s performance was reviewed with the Board of Directors.

In determining the size of Mr. Killinger’s option and performance share grants, the Human Resources Committee reviewed the market survey data and other information provided by the outside consultant. Based on these considerations, as compensation for 2002, Mr. Killinger was awarded an option to purchase 900,000 shares and was awarded 90,000 performance shares for the 2003-2005 performance cycle. The Human Resources Committee concluded, and the Board of Directors concurred, that Mr. Killinger’s performance in 2002 fully supported the total compensation awarded.

Human Resources Committee Interlocks and Insider Participation

The members of the Human Resources Committee during fiscal year 2002 were Messrs. Stever, Beighle, Bonderman and Wood and Ms. Sanders. Mr. Bonderman resigned from the Board of Directors and Human Resources Committee in December 2002. Other than Mr. Killinger who serves as a trustee and on the compensation committee of The Seattle Foundation, of which Mrs. Farrell is President and Chief Executive Officer, none of the Company’s executive officers served during fiscal year 2002 as a member of a compensation committee or board of directors of any entity that had an executive officer serve on the Company’s Board or Human Resources Committee.

HUMAN RESOURCES COMMITTEE

James H. Stever, Chair

Douglas P. Beighle

Elizabeth A. Sanders

Willis B. Wood, Jr.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of six directors who are independent, as defined under the listing standards of The New York Stock Exchange and rules of the Securities and Exchange Commission (“SEC”), and operates under a written charter adopted by the Board of Directors. A copy of the charter is attached as Appendix A. All members of the Audit Committee have the requisite level of financial literacy required by The New York Stock Exchange. Mr. Wood was added to the Committee on February 18, 2003, and thus did not participate in the Committee’s activities during 2002.

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditors’ qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is also responsible for the retention, supervision and termination of the independent auditor and for resolving disagreements between management and the independent auditors. The independent auditors report directly to the Audit Committee.

The Audit Committee believes that maintaining the independence of the Company from its independent auditors is critical to the integrity of the Company’s financial statements. In furtherance of this independence standard, the Audit Committee adopted a policy in February 2003 requiring that fees paid to its independent auditors for non-audit services (other than audit-related or tax fees) shall be less than the aggregate of audit fees, audit-related fees and tax fees paid to its independent auditors.

The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the independent auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and has discussed with the independent auditors, matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended. The Audit Committee has also received a letter which includes the written disclosures from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, its review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC.

AUDIT COMMITTEE

Douglas P. Beighle, Chair

Stephen E. Frank, Vice Chair

Phillip D. Matthews

William G. Reed, Jr.

William D. Schulte

Willis B. Wood, Jr.

PRINCIPAL ACCOUNTANT’S FEES

Introduction

For the years ended December 31, 2002 and 2001, professional services were performed for the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”) which includes Deloitte Consulting. Aggregate fees billed to the Company by Deloitte & Touche for the fiscal years ended 2002 and 2001 were as follows:

	Fiscal year ended
	2002	2001
Audit Fees	$5,300,000	$4,900,000
Audit-Related Fees	2,000,000	790,000
Tax Fees	426,000	740,000
All Other Fees	10,300,000	11,500,000

Total Fees	$18,026,000	$17,930,000

Audit Fees

Audit Fees related to the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2002 and 2001, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years.

Audit-Related Fees

Audit-related fees related to 2002 included fees for audits of employee benefit plans and trust entities, assistance related to mortgage securitizations, assistance in applying financial accounting and reporting standards, internal control review and loan related due diligence procedures. Audit-related fees related to 2001 included fees for audits of employee benefit plans and trust entities, due diligence for acquisitions and assistance in applying financial accounting and reporting standards.

Tax Related Fees

Tax related fees in both 2002 and 2001 generally related to services for merger and acquisition tax due diligence, assistance on Internal Revenue Service exams and other tax planning and advice.

All Other Fees

All other fees related to 2002 included fees for co-sourced internal audit activities (effective January 1, 2003, such activities were discontinued), cost reduction advisory services, vendor management consulting, advisory services on compliance matters, consulting related to a non-financial software selection project and consulting related to a non-financial system design and implementation project.

All other fees related to 2001 included fees for co-sourced internal audit activities, cost reduction advisory services, vendor management consulting, advisory services on compliance matters, credit review services, risk consulting services, consulting related to a non-financial system selection project and consulting related to a non-financial system design and implementation project.

All other fees included $9.8 million and $8.9 million of fees billed by Deloitte Consulting for the fiscal years ended December 31, 2002 and 2001, respectively. Deloitte & Touche has publicly announced that it has undertaken to separate Deloitte Consulting from the firm.

Audit Committee Pre-Approval Policy

All services performed for the Company by the independent auditor must be pre-approved by the Audit Committee, or a Designated Member thereof, in accordance with its Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor which was adopted by the Audit Committee. To further the independence of the Company from its independent auditors the Audit Committee also adopted a policy in February 2003 requiring that fees paid to its independent auditors for non-audit services (other than audit-related or tax fees) shall be less than the aggregate of Audit fees, audit-related fees and tax fees paid to its independent auditors.

In determining whether to approve services to be performed by the independent auditor, the Audit Committee considers the independent auditor’s knowledge of the Company and whether another company can provide similar services to the Company.

At each of its regularly scheduled meetings, the Audit Committee reviews summaries of previously approved services or categories of services performed by the independent auditor and the fees therefor, a list of Non-Audit Services to be approved by the Audit Committee, and a current projection, presented in a manner consistent with the proxy statement disclosure requirements, of the estimated annual fees to be paid to the independent auditor.

PERFORMANCE GRAPH

The following two graphs compare the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on Washington Mutual Common Stock against the cumulative total shareholder return of the S&P 500 Composite Index and the S&P Financial Index since December 31, 1997 and since Washington Mutual first became a publicly traded company on March 11, 1983, respectively. The graphs assume that $100 was invested on December 31, 1997 and March 11, 1983, respectively, in each of the Company’s Common Stock, the S&P 500 Composite Index and the S&P Financial Index and that all dividends were reinvested. Management of Washington Mutual cautions that the stock price performance shown in the graphs below should not be considered indicative of potential future stock price performance.

Comparison of Cumulative Total Return

Among the Common Stock of Washington Mutual,

the S&P 500 Composite Index,

and the S&P Financial Index

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, Washington Mutual’s directors and executive officers and beneficial owners of more than 10% of any registered class of Washington Mutual equity securities, if any, are required to file reports of their ownership, and any changes in that ownership, with the Securities and Exchange Commission. Based solely on its review of copies of these reports and on written representations from such reporting persons, Washington Mutual believes that during fiscal year 2002, all such persons filed all ownership reports and reported all transactions on a timely basis.

ITEM 2. APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN

On February 18, 2003, the Board of Directors unanimously adopted the 2003 Equity Incentive Plan (the “2003 EIP”), subject to approval by the Company’s shareholders at the 2003 Annual Meeting. The Board believes that the 2003 EIP will promote the long term interest of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, directors, consultants, agents, advisors and independent contractors and by providing additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company’s shareholders. The 2003 EIP will replace the 1994 Stock Option Plan and the Company’s Equity Incentive Plan.

Under Section 162(m) of the Code (“Section 162(m)”), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals for the compensation be approved by the Company’s shareholders. The material terms of the performance goals for restricted stock, stock units, performance shares, performance units and other awards that may be granted under the 2003 EIP are stated below.

Summary of the 2003 EIP

The following summary of the material terms of the 2003 EIP is qualified in its entirety by reference to the full text of the 2003 EIP, a copy of which is attached as Appendix B to this Proxy Statement and incorporated herein by reference. Please refer to Appendix B for more detailed information.

Administration.    The 2003 EIP is administered by the Human Resources Committee, except that, with respect to nonemployee directors, the 2003 EIP is administered by the Governance Committee. The Human Resources Committee has delegated to the Executive Vice President of Human Resources the authority to grant options to eligible employees within certain prescribed limits set forth in the 2003 EIP.

Eligibility.    All of the Company’s or related companies’ employees, officers, directors and certain consultants, agents, advisors and independent contractors are eligible to receive awards under the 2003 EIP.

Shares Subject to the 2003 EIP.    Subject to adjustment in the event of stock splits, stock dividends and the like, the maximum number of shares of Common Stock available for issuance under the 2003 EIP is:

•	29,035,000 shares, plus

•	up to an additional 55,745,000 shares consisting of any authorized shares not issued or subject to outstanding awards under the Company’s Equity Incentive Plan and the 1994 Stock Option Plan (the “Prior Plans”) as of the date the 2003 EIP is approved by the Company’s shareholders and any shares subject to outstanding awards under the Prior Plans as of the date the 2003 EIP is approved by the Company’s shareholders that cease for any reason to be subject to such awards (other than by reason of exercise or settlement to the extent they are exercised for or settled in vested and nonforfeitable shares).

Shares subject to awards under the 2003 EIP that lapse, expire, terminate or are canceled prior to issuance and shares issued under the 2003 EIP that are reacquired by the Company are again available for issuance under the 2003 EIP. The maximum number of shares that may be issued under the 2003 EIP pursuant to non-performance-based awards (other than options and stock appreciation rights) is 13 million, and the maximum number of shares that may be issued under the 2003 EIP pursuant to awards (other than options and stock appreciation rights) that have no restrictions or have restrictions based solely on service for less than three years is 4,350,000.

Types of Awards.    The following types of awards may be granted under the 2003 EIP.

Stock Options

Incentive stock options, or ISOs, and nonqualified stock options, or NSOs, to purchase shares of Common Stock may be granted under the 2003 EIP. The aggregate fair market value of ISOs first exercisable in any one year by any participant may not exceed the maximum limitation in Section 422 of the Code. The exercise price for shares purchased under an option is determined by the plan administrator, but will not be less than the fair market value of the Common Stock on the date the option is granted. The maximum term of an option is established by the plan administrator or, if not so established, is ten years from the date the option is granted. The plan administrator also establishes the time at which, or the installments in which, an option will vest and become exercisable. The exercise price for shares purchased under an option can be paid in a form or a combination of forms acceptable to the Company, which forms may include cash, check or wire transfer, tendering of shares of Common Stock already owned by a participant provided that the shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not required from the Company as compensation, cashless exercise (to the extent permitted by law) and such other consideration as the plan administrator may permit in its sole discretion.

Stock Appreciation Rights

Upon the exercise of a stock appreciation right, or SAR, the holder is entitled to receive payment in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the grant price of the SAR. An SAR may be granted in tandem with an option or alone (“freestanding”). The grant price of a tandem SAR will be equal to the exercise price of the related option, and the grant price of a freestanding SAR will be equal to the fair market value of the Common Stock on the date the SAR is granted. The plan administrator may determine the terms and conditions upon which SARs may be exercised, provided that the term of a freestanding SAR will be ten years if no term is established by the plan administrator and in the case of a tandem SAR, the term will not exceed the term of the related option, and the tandem SARs may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option, but only with respect to the shares for which the related option is then exercisable.

Restricted Stock and Stock Units

The plan administrator may grant restricted stock and stock units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, as the plan administrator may determine in its sole discretion. Stock units are paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the plan administrator in its sole discretion. If the plan administrator so determines, holders of restricted stock or stock units may be credited with dividends paid with respect to the underlying shares or dividend equivalents, subject to any restrictions established by the plan administrator in its discretion.

Performance Shares and Performance Units

The plan administrator may grant awards of performance shares or performance units and designate the persons to whom such awards will be granted, the number of performance shares or performance units to be granted and the terms and conditions of each award.

Performance shares entitle the holder to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the plan administrator. The number of shares issued under an award of performance shares may be adjusted on the basis of such further considerations as may be determined by the plan administrator, except that the plan administrator may not increase the number of shares earned upon satisfaction of performance goals by any holder who is subject to Section 162(m). The plan administrator may, in its discretion, make a cash payment equal to the fair market value of the Common Stock otherwise required to be issued to a holder of a performance share award.

Performance units entitle the holder to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the plan administrator. The amount to be paid under an award of performance units may be adjusted on the basis of such further considerations as may be determined by the plan administrator, except that the plan administrator may not increase the amount earned under an award of performance units by any holder who is subject to Section 162(m) and the maximum amount earned from performance units in any calendar year by any holder subject to Section 162(m) may not exceed $1 million. The plan administrator may, in its discretion, substitute shares of Common Stock for the cash payment otherwise required to be made to a holder of a performance unit award.

Other Stock or Cash-Based Awards

Subject to the terms and conditions of the 2003 EIP and such other terms and conditions as it deems appropriate, the plan administrator may grant other incentives payable in cash or shares of Common Stock as it determines to be in the best interests of the Company.

Nonassignability of Awards.    No award or interest in an award made under the 2003 EIP may be sold, assigned, pledged or transferred or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that a participant may designate, on a form approved by the Company, one or more beneficiaries to exercise an award or receive payment under an award after the participant’s death and except that the plan administrator may, in its sole discretion, permit a participant to assign or transfer an award to the extent permitted by Section 422 of the Code.

Amendment and Termination.    The Board of Directors or the plan administrator may amend, suspend or terminate the 2003 EIP or any portion of the 2003 EIP as it deems advisable at any time, except that, to the extent required by law, regulation or stock exchange rule, shareholder approval will be required for any amendment to the 2003 EIP.

Term.    Unless earlier terminated by the Board of Directors or the plan administrator, the 2003 EIP will terminate ten years from the date it is approved by the shareholders.

Performance-Based Compensation Under Section 162(m).    The business criteria that the plan administrator may use to set performance objectives for an award of restricted stock, stock units, performance shares, performance units and other awards under the 2003 EIP are as follows: return on average common shareholders’ equity, return on average equity, total shareholder return, stock price appreciation, efficiency ratio (other expense as a percentage of other income plus net interest income), net operating expense (other income less other expense), earnings per diluted share of Common Stock, per share earnings before transaction-related expense, per share earnings after deducting transaction-related expense, return on average assets, ratio of nonperforming to performing assets, return on an investment in an affiliate, net interest income, net interest margin, ratio of common equity to total assets, regulatory compliance metrics and customer service metrics. The performance criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

Individual Award Limit.    No individual may receive awards under the 2003 EIP during any one calendar year that relate to more than five million shares, subject to adjustment in the event of stock splits, stock dividends and the like.

Change in Control.    Except as otherwise provided in an option agreement or in any other written agreement between the Company and a participant and unless the plan administrator elects one of the alternatives discussed below, in the event of a company transaction, each outstanding option will terminate. However, immediately prior to a company transaction, all options will fully vest and each holder will have the right to exercise his or her options. Notwithstanding the foregoing the plan administrator may elect to (i) cancel options in exchange for cash or (ii) provide that options will be assumed or replaced with substitute options by a successor company.

In the event of a company transaction, except as otherwise provided in an award agreement or in any other written agreement between the Company and a participant, the vesting of shares subject to restricted stock that is based on continuous service with the Company will be waived or deemed satisfied and the forfeiture provisions to which such restricted stock is subject will lapse, if and to the same extent that the vesting of options accelerates. If unvested options are to be assumed or substituted by a successor company without acceleration upon a company transaction, the terms and conditions of the restricted stock will continue with respect to shares of the successor company that are issued in exchange for or upon settlement of the restricted stock award.

The term “company transaction” is generally defined as the consummation of either (i) a merger or consolidation of the Company with or into another company or (ii) a sale, lease, exchange or other transfer of all or substantially all of Company’s then outstanding securities or all or substantially all the Company’s assets. A “company transaction” does not include a transaction with a related party.

U.S. Federal Income Tax Consequences.    The following briefly describes the U.S. federal income tax consequences of the 2003 EIP generally applicable to participants and to the Company.

Stock Options

Nonqualified Stock Options.    A participant will not recognize taxable income upon the grant of an NSO. Upon the exercise of an NSO, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.    A participant will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after his or her employment ends (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were an NSO). If a participant sells or exchanges the shares after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.

With respect to both NSOs and ISOs, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Restricted Stock

Upon receipt of restricted stock, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the fair market value of the shares at such time. However, no later than 30 days after a participant receives the restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Stock Units, Performance Shares and Performance Units

A participant will not recognize taxable income upon the grant of a stock unit, performance share or performance unit. Upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit, performance share or performance unit, the participant will recognize taxable ordinary income equal to the amount of any cash and/or the fair market value of any shares received.

Other Stock or Cash-Based Awards

The tax consequences of other stock or cash-based awards will depend on the specific terms of each award.

Tax Consequences to the Company

In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m).

Tax Withholding

The Company may require a participant to pay to the Company the amount of any taxes that it is required to withhold with respect to the grant, vesting or exercise of any award granted under the 2003 EIP. The Company is not required to issue any shares of Common Stock under the 2003 EIP until such obligations are satisfied. The plan administrator may permit or require a participant to satisfy any tax withholding obligation by paying cash, surrendering shares of Common Stock the participant already owns, having the Company withhold an amount from any cash amounts otherwise due from the Company to the participant or having the Company withhold shares of Common Stock that would otherwise be issued to the participant.

Accounting Treatment.    Effective January 1, 2003 the Company elected to begin expensing stock options and other stock-based compensation, in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 123, Accounting for Stock-Based Compensation. It will be done using the prospective method as set forth in the transitional FASB Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. As a result, the fair value method of accounting will apply to all stock-based awards granted subsequent to December 31, 2002.

Other Information.    The closing price of the Common Stock, as reported on the New York Stock Exchange on February 28, 2003 was $34.53 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Common Stock that may be issued upon the exercise of options, warrants and other rights granted to employees, directors or consultants under all of the Company’s existing equity compensation plans, as of December 31, 2002.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	40,203,403		30.00		11,886,411	(2)(3)(4)
Equity compensation plans not approved by security holders	13,059,058	(1)	35.54	(1)	14,737	(5)
Total	53,262,461		31.36		11,901,148

This table does not include approximately 1,264,627 outstanding performance shares at the target level. This table also does not include 97,587 deferred stock units.

(1)	Does not include stock options that were assumed in connection with the Company’s acquisition of certain companies. The assumed options are for the purchase of 4,553,469 shares of Common Stock and have a weighted-average exercise price of $17.62 per share. In the event that any assumed option is not exercised, no further option to purchase shares of Common Stock will be issued in place of such unexercised option.

(2)	Includes 249,629 shares remaining available for purchase under the Company’s Amended and Restated 2002 Employee Stock Purchase Plan. Does not include 250,000 additional shares that became available for issuance on January 1, 2003 pursuant to an evergreen formula under which the number of shares authorized for grant are increased annually by the least of (i) 250,000 shares, (ii) an amount equal to 0.1% of the shares of Common Stock outstanding (on a fully-diluted basis) as of the end of the immediately preceding fiscal year, and (iii) a lesser amount determined by the Board of Directors.

(3)	The 1994 Stock Option Plan provides that each of the Company’s nonemployee directors who is a nonemployee director on the third Tuesday of each December receives an automatic stock option grant to purchase 6,000 shares of Common Stock (as adjusted in connection with a stock split). If the proposed 2003 EIP is approved at the Annual Meeting, it will replace the 1994 Stock Option Plan, and awards to nonemployee directors will be granted under the 2003 EIP.

(4)	Under the Company’s current Equity Incentive Plan, the Company may grant restricted stock or stock units, including performance shares. If the 2003 EIP is approved at the Annual Meeting, it will replace the Equity Incentive Plan.

(5)	Does not include shares available for issuance under the Employee Service Award Plan, which provides for automatic grants of Common Stock to reward specified years of continuous service, as described below. The Employee Service Award Plan does not place a limit on the number of shares that can be issued thereunder. If the 2003 EIP is approved at the Annual Meeting, awards that would otherwise have been made under the Employee Service Award Plan will be made under the 2003 EIP.

Summary of Equity Compensation Plans Not Approved by Shareholders

WaMu Shares Plans

The Board of Directors has approved three stock option plans, the WaMu Shares plan, the January 1999 WaMu Shares plan and the February 2001 WaMu Shares plan (collectively, the “WaMu Shares Plans”). The purposes of each of the WaMu Shares Plans are to provide a performance incentive to and encourage stock ownership by employees, to align the interests of employees with those of the Company and shareholders and to encourage employees to remain in the employ of the Company.

Subject to adjustment in the event of stock splits, stock dividends and the like, the maximum aggregate number of shares of Common Stock that may be issued pursuant to options under each of these plans is as follows: (i) 4,950,000 shares under the WaMu Shares plan, (ii) 4,950,000 shares under the January 1999 WaMu Shares plan and (iii) 9,561,900 shares under the February 2001 WaMu Shares plan. As of December 31, 2002, there were 7,457 shares available under the WaMu Shares plan, 322 shares available under the January 1999 WaMu Shares plan and 6,958 shares available under the February 2001 WaMu Shares plan. The Human Resources Committee administers each of the WaMu Shares Plans.

Generally, all of the Company’s employees, except employees who were eligible to receive options under the 1994 Stock Option Plan, were eligible to receive automatic grants under the WaMu Shares Plans. Pursuant to the automatic grants, each eligible full-time and part-time employee as of a specified eligibility date received a stock option to purchase 100 shares and 50 shares of Common Stock, respectively. These automatic grants became vested and fully exercisable two years after the eligibility date and generally expire on the earlier of five years after the eligibility date, 12 months after termination if termination is due to disability, death or retirement after attaining the age of 65, and 30 days after termination for other reasons.

Under the January 1999 WaMu Shares plan and the February 2001 WaMu Shares plan, the Board of Directors or the Human Resources Committee may also make discretionary stock option grants to any employees.

Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the Company’s shareholders receive cash, stock or other property in exchange for their shares of Common Stock, any option granted under the WaMu Shares Plans will terminate, unless the Human Resources Committee elects to convert the options into options to purchase stock of an acquiring corporation. The Human Resources Committee may also provide that options will fully accelerate immediately prior to any such change of control.

The Board of Directors may amend or terminate any of the WaMu Shares Plans at any time.

Employee Service Award Plan

The purposes of the Employee Service Award Plan (the “Service Award Plan”) are to award eligible employees with shares of Common Stock in recognition of long-term service, to promote the success of the Company and to associate the interests of such individuals with those of the Company and shareholders. The Service Award Plan does not have a maximum number of shares that can be issued in connection with awards made under the plan.

All Company salaried employees and hourly employees who are normally scheduled to work at least 20 hours per week are eligible to participate in the Service Award Plan, except that Section 16 Officers are only eligible to receive cash awards. Each eligible employee will receive that number of shares of Common Stock having a fair market value (determined on the date the Common Stock is issued) ranging from $100 for five years of service to $2,000 for 25 years of service and every five years thereafter. Awards granted under the Service Award Plan include payment by the Company of income and other withholding taxes on behalf of the employee.

Eligible employees who became employed by the Company through a merger or acquisition will be credited with continuous service with the acquired company if the merger or acquisition agreement with the Company provides for credit for prior service.

The Board of Directors may amend or terminate the Service Award Plan at any time.

ITEM 3. APPROVAL OF THE AMENDED AND RESTATED 2002 EMPLOYEE STOCK

PURCHASE PLAN

On February 18, 2003, the Board of Directors unanimously adopted the Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”), subject to approval by shareholders at the Annual Meeting. The Board believes that the ESPP helps the Company attract and retain the services of employees and provides added incentive to them by encouraging stock ownership in the Company. Pursuant to the ESPP, employees of the Company and its designated subsidiaries may purchase shares of Common Stock at a discount through payroll deductions or cash payments made to the Company during six-month offering periods. The ESPP is designed to qualify under Section 423 of the Code. The material amendments to the ESPP include deletion of the “evergreen” provision of the ESPP that provides for an annual increase to the number of shares available for grant according to a pre-set formula and the addition of 4,000,000 shares of Common Stock to the 863,590 shares currently available for issuance.

Summary of the ESPP

The following description of the ESPP, as proposed for approval by the shareholders, is qualified in its entirety by and subject to the terms and conditions of the ESPP itself. A copy of the ESPP is attached to this Proxy Statement as Appendix C.

Eligibility.    To be eligible to participate in the ESPP, an employee must be employed by the Company for at least 20 hours per week, not own 5% or more of the combined voting power or value of the Company’s capital stock or that of any related company, and have been employed for at least one month prior to the first day of an offering period. An employee of a company that is acquired by the Company will be allowed to count his or her time of employment with the acquired company for the purpose of satisfying the minimum employment period. Non-employee directors of the Company are not eligible to participate in the ESPP. In the future, the Board of Directors or the Human Resources Committee may make adjustments to these eligibility requirements by (i) reducing the minimum hours per week for eligible employees; (ii) reducing the minimum threshold period of employment or increasing the period, up to a maximum of two years; and (iii) requiring employees to work a minimum number of months per year, up to a maximum of five months. Approximately 52,500 employees are eligible to participate in the ESPP.

Offering Periods.    The ESPP is divided into six-month offering periods that begin on January 1 and July 1 of each year and end, respectively, on the next June 30 and December 31. During each offering period, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions, or they may make cash payments to the Company prior to the end of an offering period. At the end of each offering period, the purchase price is determined and the participating employee’s accumulated funds are used to purchase the appropriate number of shares of Common Stock. In the future the Board of Directors or the Human Resources Committee may establish different beginning and ending dates for offering periods, and may establish one or more purchase periods within an offering period.

Limitations on the Number of Shares Purchased.    Payroll deductions accrue at a rate of not less than 1% and not more than 10% of the employee’s base pay during each payroll period in the offering period. Cash payments to the Company may not be less than 1% of the employee’s base pay in any offering period nor more than 10% in any calendar year. Under the ESPP, no employee may purchase more than $25,000 worth of Common Stock (based on the fair market value of the Common Stock on the first day of an offering period) during any calendar year under the ESPP or any other employee stock purchase plan intended to meet the requirements of Section 423 of the Code, and no employee may purchase more than 2,000 shares in any offering period or any calendar year.

Purchase Price.    The purchase price per share of Common Stock is 85% of the lesser of (i) the fair market value of the Common Stock on the first day of an offering period and (ii) the fair market value of the Common Stock on the last day of an offering period. On February 28, 2003, the closing price for the Company’s Common Stock on the New York Stock Exchange was $34.53 per share.

Shares Available for Grant.    The maximum aggregate number of shares of Common Stock that may be issued under the ESPP will be 4,863,590 shares, consisting of 4 million newly authorized shares and a maximum of 863,950 shares previously authorized but not issued under the ESPP. These amounts are subject to adjustment for stock dividends, stock splits and other events as provided in the ESPP. The Common Stock issued under the ESPP will be from authorized but unissued shares of the Common Stock or shares subsequently acquired by the Company.

Effect of Termination.    Employees have no right to acquire shares under the ESPP upon termination of their employment for any reason prior to the last business day of an offering period. Upon termination of employment, the Company will pay the balance in the employee’s account to the employee or to his or her estate. No interest will be paid on such amounts. In the event of a Company-approved leave of absence, a participant may elect to continue participation in the ESPP by making cash payments to the Company; however, such participation may only be continued for the first 90 days of such leave of absence unless the participant’s re-employment rights are guaranteed by statute or contract.

Neither amounts credited to an employee’s account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution.

Administration.    The Board of Directors or the Human Resources Committee will administer the ESPP. If designated by the Board or the Human Resources Committee, an executive officer of the Company may also administer the ESPP. The plan administrator of the ESPP is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, so long as such interpretation, administration or application corresponds to the requirements of Section 423 of the Code.

Amendment of the ESPP.    The Board or the Human Resources Committee has the power to amend, suspend or terminate the ESPP, except that the Board or the Human Resources Committee may not amend the ESPP without shareholder approval if such approval is required by Section 423 of the Code. Unless sooner terminated, the ESPP will terminate on January 15, 2012.

Corporate Transactions.    In the event of a merger, consolidation or other corporate transaction as a result of which Company shareholders receive cash, stock or other property in exchange for their Common Stock, the offering period during which an employee may purchase stock will be shortened to a specified date before such proposed transaction, unless the successor agrees to assume the Company’s obligations under the ESPP. In the event of a proposed liquidation or dissolution of the Company, the offering period during which an employee may purchase stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

Federal Income Tax Consequences.    The Company intends that the ESPP qualify as an “employee stock purchase plan” under Code Section 423. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

Under the Code, the Company is deemed to grant employee participants in the ESPP an “option” on the first day of each offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the amounts credited to his or her account during the offering period. On the last day of each six-month offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of Common Stock his or her accumulated payroll deductions or cash payment to the Company will purchase at the purchase price.

The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the ESPP is the later of (i) two years after the deemed “option” is granted (the first day of an offering period) and (ii) one year after the deemed “option” is exercised and the Common Stock is purchased (the last day of an offering period). Thus, the Common Stock generally must be held for at least one and one-half years after it is purchased to gain favorable tax treatment. When the Common Stock is disposed of after this period, the employee realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed “option” was granted exceeded the “option price” and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the “option price.” “Option price” is equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the offering period and the fair market value of the Common Stock on the last day of the offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of an offering period. Any further gain is taxed at capital gain rates. If the sale price is less than the option price, there is no ordinary income and the employee recognizes long-term capital loss.

When an employee sells the Common Stock before the expiration of the required holding periods, the employee generally recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will also have a capital loss equal to such difference.

Even though an employee who meets the requisite holding periods must treat part of his or her gain on a disposition of the Common Stock as ordinary income, the Company may not take a business deduction for such amount. However, if an employee disposes of Common Stock before the end of the requisite holding period, the amount of income that the employee must report as ordinary income qualifies as a business deduction for the Company for the year of such disposition.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF THE AMENDED AND RESTATED 2002

EMPLOYEE STOCK PURCHASE PLAN.

ITEM 4. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for fiscal 2002. The Company appointed Deloitte & Touche LLP in June 2002 to serve as independent auditors to conduct an audit of the Company’s accounts for fiscal 2003. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Therefore, in February 2003, the Audit Committee ratified the Company’s appointment of Deloitte & Touche.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and it may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if the shareholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of Washington Mutual in advance of the Annual Meeting.

The Company’s Audit Committee believes that maintaining the independence of the Company from its independent auditors is critical to the integrity of the Company’s financial statements. Therefore, in furtherance of this independence standard, the Audit Committee adopted a policy in February 2003 requiring that fees paid to its independent auditors in any calendar year for non-audit services (other than audit-related or tax fees) shall be less than the aggregate of audit fees, audit-related fees and tax fees paid to its independent auditors in the same year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

AS THE COMPANY’S INDEPENDENT AUDITORS.

ITEM 5. SHAREHOLDER PROPOSAL RELATING TO INDEXED OPTIONS

The Central Laborers’ Pension Fund, P.O. Box 1267, Jacksonville, Illinois 62651, owner of 15,091 shares of Common Stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Shareholder Resolution

Resolved, that the shareholders of Washington Mutual, Inc. (the “Company”) request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company’s stock price performance exceeds the peer group performance level.

Proponent’s Supporting Statement

As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management for achieving long-term results. Unfortunately, stock option grants can and do often provide levels of compensation well beyond those merited. It has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company’s primary competitors. The resolution requests that the Company’s Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company’s proxy statement to compare 5 year stock price performance.

Implementing an indexed stock option plan would mean that our Company’s participating executives would receive payouts only if the Company’s stock price performance was better than that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company’s stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations, executive compensation experts, and companies are supporting the implementation of performance-based stock option plans such as that advocated in this resolution. We urge your support for this important governance reform.

Board of Directors’ Response

Washington Mutual’s Board of Directors and Human Resources Committee support the concept of performance-based compensation arrangements for executives. However, for the reasons described below, the Board believes that adopting a policy of linking all future executive stock options to an industry peer group performance index would unduly restrict the Human Resources Committee’s choice among performance-based compensation arrangements and would undermine the Company’s ability to attract and retain executives in a highly competitive market. The Board therefore recommends that you vote “AGAINST” the proposal.

The Human Resources Committee of the Board of Directors reviews, approves and oversees all the compensation policies and plans for Washington Mutual senior executives. The Board believes that it is important to preserve flexibility in its compensation program so that the Human Resources Committee can choose incentives that best balance the variety of goals the Company seeks to accomplish through its compensation program.

The Human Resources Committee believes that the compensation arrangements, taken as a whole, align the interests of executives with the long-term interests of the Company’s shareholders. In addition, a significant portion of the senior executives’ compensation is currently based on performance as measured against industry peers. Performance shares, a significant component of senior executive compensation, reward senior executives with shares of Company stock based on performance as compared to companies in the S&P Financial Index. In addition, the Human Resources Committee considers performance relative to industry peers when it establishes base compensation and bonuses for senior executives.

Finally, the Board of Directors believes that the Human Resources Committee should be allowed to establish compensation policies in light of the competitive environment in which the Company must compete for executive talent. Based on advice received from independent consultants, the equity-based compensation programs employed by the Human Resources Committee are consistent with the programs in place among industry peers and a majority of corporations. The Board believes that limiting the Human Resources Committee’s ability to design a competitive compensation arrangement will undermine the Company’s ability to attract and retain talent at the senior executive level.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST”

THE SHAREHOLDER PROPOSAL REGARDING INDEXED OPTIONS.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including financial statements and schedules, together with the Company’s 2002 Summary Annual Report, was mailed to shareholders with this Proxy Statement. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the 2002 Summary Annual Report may be obtained without charge by writing to Investor Relations, Washington Mutual, Inc., 1201 Third Avenue, Suite 2140, Seattle, Washington 98101. This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, are also available at the Company’s website, www.wamu.com and from the Securities and Exchange Commission at its website, www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Under the rules of the Securities and Exchange Commission and the Company’s Bylaws, shareholder proposals that meet certain conditions may be included in the Proxy Statement and Form of Proxy for a particular annual meeting. Shareholders that intend to present a proposal at the Company’s 2004 Annual Meeting of Shareholders must give notice of the proposal to the Company no later than November 19, 2003 to be considered timely under the Company’s Bylaws and for inclusion of such proposal in the Proxy Statement and Form of Proxy relating to that meeting. If the date of the 2004 Annual Meeting is earlier than March 16, 2004 or later than May 14, 2004, notice of a proposal must be received by Washington Mutual a reasonable time before the Company begins to print and mail its proxy materials to be considered for inclusion in the Proxy Statement and Form of Proxy relating to that meeting, otherwise such proposal must be received by Washington Mutual not less than 45 days nor more than 75 days prior to such meeting to be considered timely. Pursuant to Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended, the proxies designated by Washington Mutual for the 2004 Annual Meeting will have discretionary authority to vote with respect to any proposal that is determined to be untimely. In addition, the Company’s Bylaws provide that any matter to be presented at the 2004 Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such a meeting pursuant to the Bylaws. Receipt by Washington Mutual of any proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2004 Annual Meeting because there are other relevant requirements in the Commission’s proxy rules. The Secretary of the Company must receive any such nominations or shareholder proposals in writing at the executive offices of the Company at 1201 Third Avenue, Suite 1706, Seattle, Washington 98101, Attention: Secretary.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

William L. Lynch

Secretary

March 19, 2003

Appendix A

Washington Mutual, Inc.

Audit Committee Charter

Adopted April 18, 2000

As amended through October 15, 2002

I.    PURPOSE

The Audit Committee (the “Committee”) shall provide assistance to the Company’s Board of Directors (the “Board”) in fulfilling its responsibility to shareholders, the investment community and governmental agencies that regulate the activities of the Company with respect to oversight of:

A.	The integrity of the Company’s financial reporting process and financial statements and systems of internal controls;

B.	The Company’s compliance with legal and regulatory requirements;

C.	The independent auditor’s qualifications and independence and performance; and

D.	The performance of the Company’s internal audit function.

The Committee shall prepare the report that Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual proxy statement.

II.    STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be composed of three or more directors, as determined by the Board, each of whom is determined by the Board to be “independent” under the rules of the New York Stock Exchange and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the SEC under the Exchange Act. All members of the Committee shall be financially literate, as the Board interprets such qualification in its business judgment, or must become financially literate within a reasonable period of time after their appointment to the Committee. In addition, at least one member shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, and, if required by the Board, at least one member shall be a “financial expert” as that term is defined in the Regulations.

No member of the Committee may serve on the audit committee of more than three public companies, that is, companies, the securities of which are registered under Section 12 of the Exchange Act or that are required to file reports under Section 15(d) of the Exchange Act, or that files or has filed a registration statement that has not yet become effective under the Securities Act of 1933 and that it has not withdrawn, including the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and (ii) discloses such determination in the annual proxy statement. Service on the Company’s audit committee and the audit committee of any of its subsidiaries shall be deemed to be service on one audit committee for purposes of this paragraph.

No member of the Committee shall receive compensation from the Company other than  (i) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive, and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

Appointment and Removal

The members of the Committee shall be appointed annually by the Board, acting upon the recommendation of the Chair of the Board and the Governance Committee, and shall serve until the term of their appointments, so long as they remain a member of the Board.

Chair

In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint, by the majority vote of the full Committee membership, from among their number, a person to preside at their meetings.

Delegation

The Committee may delegate certain of its responsibilities and duties as it deems appropriate, to (i) subcommittees comprised of the Committee’s own members or (ii) officers of the Company; provided, however, the Committee may delegate to a “Designated Member or Members” of the Committee the authority to approve in advance non-audit services to be provided by the independent auditor so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

III.    RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee in carrying out its purpose outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purpose of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve fees payable to such advisors and any other terms of retention. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering an audit report and to any advisors employed by the Audit Committee.

The Committee shall be given full access to the Company’s internal audit department, the Board, corporate executives and independent auditor as necessary to carry out these responsibilities and duties. While acting within the scope of the purpose of the Committee outlined in Section I of this Charter, the Committee shall have all the authority of the Board.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report nor is the Committee responsible for guaranteeing the Company’s compliance with laws, regulations or its compliance policies or programs. The fundamental responsibility for the Company’s financial statements and disclosures and its compliance with laws and regulations rests with management and the independent auditor.

Independent Auditor

With regard to the independent auditor, the Committee shall:

•	Select and retain the independent auditor (and propose, in any proxy statement, that shareholders ratify the appointment of the independent auditor) and, where appropriate, terminate the independent auditor. At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner. In so doing the Committee shall:

•

Obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any issues; and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

•	Evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1 and discuss such reports with the independent auditor.

•	Approve the terms of the audit engagement and the fees to be paid to the independent auditor for audit services.

•	Inform, in writing, each registered public accounting firm currently performing audit services for the Company that such firm reports directly to the Committee.

•	Oversee the work of any registered public accounting firm engaged by the Company to perform audit services, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing and issuing an audit report or related work; any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); and any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

•	Review with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

•	Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditor, which is not prohibited by law, and approve the fees for such services. Assure the regular rotation of the lead audit partner as required by law and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

•	Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and other material written communication between the independent auditor and management.

•	Discuss with the independent auditor the matters required to be discussed by SAS 61 – Communications with Audit Committee, as amended from time to time.

Review of Company’s External Reports

With regard to the review of documents and reports, the Committee shall:

•	Meet with management and the independent auditor to review and discuss the Company’s annual report on Form 10-K, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the annual financial statements and the report of the independent auditor thereon, and significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; recommended adjustments arising from the audit; the adequacy of internal financial controls; access to required information; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the SEC; and the appropriateness of the presentation of any pro forma financial information included in any report filed with the SEC.

•	Following such reviews and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

•	Meet quarterly with management and the independent auditor, in advance of filing the Company’s quarterly report on Form 10-Q, to review and discuss the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

•	Review the management letter regarding the Company’s internal controls delivered by the independent auditor in connection with the audit.

•	Meet periodically in separate executive sessions with management, the Company’s general auditor, and the independent auditor to discuss matters that the Committee or either of these groups believes could significantly affect the financial statements and should be discussed privately.

•	Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the Company’s general auditor, or management.

Internal Audit and Its Functions

With regard to internal audit and its functions, the Committee shall:

•	Review the selection and performance of the Company’s general auditor, and, where appropriate, recommend the replacement of this officer.

•	Review the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, including internal audit plans, budget, and the scope and results of internal audits and management’s responses thereto.

•	Review with the independent auditor its evaluation of the internal audit function.

Financial Reporting Process

With regard to the financial reporting process, the Committee shall:

•	Review with management, the internal auditors and the independent auditor the integrity of the Company’s financial reporting processes, both internal and external. In that connection the Committee shall obtain and discuss with management and the independent auditor, reports from management and the independent auditor regarding (i) all critical accounting policies and practices to be used by the Company; (ii) the effect on the Company’s financial statements of the judgments, assumptions and estimates used by management with respect to those critical accounting policies; and (iii) the potential effects of changes to or variances in those judgments, assumptions and estimates on the Company’s financial statements.

•	Prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

•	Monitor management’s publication of the Committee’s charter in the Company’s proxy statement takes place at least once every three years.

•	In connection with each periodic report of the Company, review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Legal Compliance/Enterprise Risk Management

With regard to legal compliance/enterprise risk management, the Committee shall:

•	Consult with the Company’s general counsel and chief risk officer concerning legal and regulatory matters that may have a significant impact on the Company’s financial statements, compliance policies or programs.

•	Have such meetings with management as the Committee deems appropriate to discuss significant risk exposures facing the Company and to discuss the steps that management has taken to monitor and control such exposures, including the Company’s guidelines and policies governing risk assessment and risk management.

•	Oversee the Company’s performance of commitments made by management in the course of regulatory examinations, make recommendations and monitor the Company’s compliance with the Committee’s recommendations.

•	Establish procedures for the receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Monitor the Company’s compliance with its Code of Conduct, applicable to the Company’s directors, officers and employees.

•	Monitor the Company’s compliance with its Code of Ethics for Senior Financial Officers.

•	Set clear hiring policies for employees or former employees of the independent auditor.

Reports

With regard to reports, the Committee shall:

•	Provide minutes of Committee meetings to the Board, and report regularly to the Board on any significant matters arising from the Committee’s work. A report to the Board may take the form of an oral report by the Chair or any other member of the Committee designated by the Committee or the Chair to make such a report.

Committee Performance Review

With regard to the Committee’s performance review, the Committee shall:

•	Perform a review and evaluation, at least annually, of the performance of the Committee by whatever means the Committee determines appropriate, including by surveying the Committee membership.

•	Review and reassess, at least annually, this Charter and, if appropriate, recommend proposed changes to the Board.

IV.    MEETINGS

A majority of the number of Committee members shall constitute a quorum for the transaction of any business at any meeting of the Committee. If less than a majority shall attend a meeting, a majority of the members present may adjourn the meeting from time to time without further notice, and a quorum present at any such adjourned meeting may transact business.

If a quorum is present when a vote is taken, then the affirmative vote of a majority of Committee members present shall constitute the act of the Committee.

Any action permitted or required to be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee shall sign one or more written consents setting forth the action. Action taken by written consent is effective when the last Committee member signs the consent, unless the consent specifies an earlier or later effective date.

A Committee member who is present at a meeting of the Committee at which action is taken shall be presumed to have assented to the action taken unless such member’s dissent shall be entered in the minutes of the meeting or unless such member shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after adjournment of the meeting. A member who votes in favor of an action shall have no such right to dissent.

Committee members may participate in, or conduct, a meeting of the Committee through the use of any means of communication by which all Committee members participating can hear each other during the meeting and participation by such means shall constitute presence in person at the meeting.

The Committee shall meet at least four times annually as directed by the Chair of the Committee, except that the Board, the Chair of the Board or the Chair of the Committee may call special meetings of the Committee. The notice of a special meeting shall state the date and time and, if the meeting is not exclusively telephonic, the place of the meeting. Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or waiver of notice of such meeting.

Any Committee member may waive notice of any meeting of the Committee at any time. Whenever any notice is required to be given to any Committee member under this Charter or applicable law, a waiver thereof in writing signed by the member, entitled to notice shall be deemed equivalent to the giving of notice. The attendance of a member at a meeting of the Committee shall constitute a waiver of notice of the meeting except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened. A member waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the member objects to considering the matter when it is presented.

Appendix B

Washington Mutual, Inc.

2003 Equity Incentive Plan

SECTION 1. PURPOSES OF THE PLAN

The purposes of the Washington Mutual, Inc. 2003 Equity Incentive Plan (the “Plan”) are (a) to promote the long-term interests of Washington Mutual, Inc. (the “Company”) and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, directors, consultants, agents, advisors and independent contractors and (b) to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company’s shareholders.

SECTION 2. DEFINITIONS

As used in the Plan:

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon the occurrence of a Company Transaction in respect of a share of Common Stock.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means (a) conviction of any felony or a misdemeanor involving moral turpitude (including forgery, fraud, theft or embezzlement), or conviction or entry into a pretrial diversion or similar program in connection with prosecution for an offense involving dishonesty, breach of trust or money laundering, or (b) dishonesty, fraud, theft of property of the Company or a Related Company, willful destruction of property of the Company or a Related Company, physical attack on an employee, customer, agent or director of the Company or a Related Company, willful malfeasance in the performance of duties or willful misconduct materially injurious to the Company or a Related Company, in each case as determined by the chief human resources officer of the Company or other person performing that function or, in the case of directors and executive officers, the Committee, whose determinations shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, no par value, of the Company.

“Company” means Washington Mutual, Inc., a Washington corporation.

“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of either

(a)	a merger or consolidation of the Company with or into any other company or other entity or

(b)	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s then outstanding securities or all or substantially all of the Company’s assets;

provided, however, that a Company Transaction shall not include a Related Party Transaction.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code, or any successor provision.

“Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the chief human resources officer of the Company or other person performing that function or, in the case of directors and executive officers, the Committee, whose determinations shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Extraordinary Items” means (a) extraordinary, unusual and/or nonrecurring items of gain or loss, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, or (d) the effects of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report.

“Fair Market Value” means the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or such other source the Committee deems reliable. The applicable trading day for determining Fair Market Value (a) in connection with the grant of Awards shall be the trading day immediately preceding the Grant Date and (b) otherwise shall be as determined by the Committee in its sole discretion. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Nonemployee Director” has the meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Participant” means any eligible person set forth in Section 5 to whom an Award is granted.

“Performance Criteria” has the meaning set forth in Section 11.1.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan” means the Washington Mutual, Inc. 2003 Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

“Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, reincorporating the Company in a different jurisdiction or creating a holding company, so long as, immediately after the transaction, at least a majority of the outstanding securities of the Successor Company are held by holders of the outstanding voting securities of the Company immediately prior to the transaction; or (d) a corporate dissolution or liquidation.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means Termination of Service on or after the date the Participant reaches age 55 and has served, as applicable, either (a) ten years as an employee of the Company or a Related Company or (b) five years as a member of the Board. Termination of Service for Cause shall not be considered Retirement regardless of the Participant’s age or years of service.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” has the meaning set forth in Section 8.1.

“Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Company Transaction.

“Termination of Service,” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the chief human resources officer of the Company or other person performing that function or, in the case of directors and executive officers, the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

SECTION 3. ADMINISTRATION

3.1    Administration of the Plan

The Plan shall be administered by the Human Resources Committee of the Board, or any successor thereto; provided, however, that with respect to Nonemployee Directors, the Plan shall be administered by the Governance Committee of the Board, or any successor thereto. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Human Resources Committee may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Human Resources Committee, as applicable; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Human Resources Committee, the Governance Committee, or any other committee or officer to whom the Board or the Human Resources Committee has delegated authority to administer the Plan.

Notwithstanding the foregoing, the chief human resources officer of the Company or other person performing that function shall be authorized, in addition to the Committee, to determine the effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time.

3.2    Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any eligible person. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the maximum number of shares of Common Stock available for issuance under the Plan shall be

(a)	29,035,000 shares plus

(b)	(i) any authorized shares not issued or subject to outstanding awards under the Company’s Equity Incentive Plan and the 1994 Stock Option Plan (the “Prior Plans”) as of the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plans as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 55,745,000 shares.

4.2    Share Usage

(a)	Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for Awards under the Plan. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Stock Units, Performance Shares or Performance Units. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.

(b)	The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)	Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1; and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

4.3    Limitations

(a)	Subject to adjustment as provided in Section 15.1, no Participant shall be eligible to receive in any one calendar year Awards relating to more than 5,000,000 shares of Common Stock.

(b)	Subject to adjustment as provided in Section 15.1 and without regard to Options or Stock Appreciation Rights: (i) the maximum aggregate number of shares that may be issued pursuant to non-performance based Awards shall not exceed 13,000,000, and (ii) the maximum aggregate number of shares that may be issued pursuant to Awards that either contain no restrictions or are subject to restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement, or Disability) shall not exceed 4,350,000.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1    Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan.

6.3    Ten Percent Limitation on Ownership

Unless requisite approvals are obtained from the primary federal regulator(s) of the Company’s banking subsidiary or subsidiaries, no person shall be eligible to receive any Award that, if exercised (in the case of Options) or otherwise settled in shares of Common Stock, would result in such person holding beneficially or of record in excess of 10% of the outstanding voting stock of the Company.

6.4    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

SECTION 7. OPTIONS

7.1    Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock for the Grant Date, except in the case of substitute awards issued by the Company in connection with a Company Transaction or a Related Party Transaction. In no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of an outstanding Option.

7.3    Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

7.4    Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include

(a)	cash;

(b)	check or wire transfer;

(c)	tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation.;

(d)	to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e)	such other consideration as the Committee may permit in its sole discretion.

7.6    Post-Termination Exercises

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

A Participant’s change in status from an employee to a consultant, agent, advisor or independent contractor, or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.

7.7    Incentive Stock Options

The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1    Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock for the Grant Date. An SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2    Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 9. RESTRICTED STOCK AND STOCK UNITS

9.1    Grant of Restricted Stock and Stock Units

The Committee may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.1), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2    Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3    Dividends and Distributions

Participants holding shares of Restricted Stock or Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

9.4    Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Stock Unit intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock or Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1    Grant of Performance Shares

The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Covered Employee. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

10.2    Grant of Performance Units

The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance

Units and the terms and conditions of each such Award. Performance Units shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Covered Employee, and the maximum amount earned by such Covered Employee in any calendar year may not exceed $1,000,000. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

SECTION 11. PERFORMANCE GOALS

11.1    Awards Subject to Performance Goals

Awards of Restricted Stock, Stock Units, Performance Shares, Performance Units and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code: return on average common shareholders’ equity; return on average equity; total shareholder return; stock price appreciation; efficiency ratio (other expense as a percentage of other income plus net interest income); net operating expense (other income less other expense); earnings per diluted share of Common Stock; per share earnings before transaction-related expense; per share earnings after deducting transaction-related expense; return on average assets; ratio of nonperforming to performing assets; return on an investment in an affiliate; net interest income; net interest margin; ratio of common equity to total assets; regulatory compliance metrics; and customer service metrics (the “Performance Criteria”). Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

11.2    Use and Calculation of Performance Criteria

Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. Any Performance Criteria may include or exclude Extraordinary Items. Performance criteria shall be established by the Committee and shall be derived from the Company’s audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Criteria.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

SECTION 13. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock), having a Fair Market Value sufficient to meet the tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value sufficient to meet the tax withholding obligations. The value of any shares withheld or surrendered may not exceed the employer’s minimum tax withholding obligation and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

SECTION 15. ADJUSTMENTS

15.1    Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (iv) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2    Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3    Company Transaction

15.3.1    Options

In the event of a Company Transaction, except as otherwise provided in the instrument evidencing an Option or in any other written agreement between a Participant and the Company or a Related Company, each outstanding Option shall terminate, provided that, immediately prior to any such Company Transaction, the vesting of all Options held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option have been satisfied. Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Options shall terminate upon occurrence of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options. Also notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and exercise price of such assumed or substituted options shall be determined by adjusting the amount and exercise price of the Options in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Company Transaction, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

15.3.2    Restricted Stock

In the event of a Company Transaction, except as otherwise provided in the instrument evidencing the Award and unless otherwise provided in any written agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Restricted Stock that is based on continuous service with the Company or a Related Company shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Company Transaction. If unvested Options are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Company Transaction, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock awards shall be adjusted in the same manner as provided in Section 15.3.1 for Options.

15.4    Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting of restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5    Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6    No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16. AMENDMENT AND TERMINATION

16.1    Amendment, Suspension or Termination of the Plan

The Board or the Human Resources Committee of the Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

16.2    Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of the Plan by the Board and (b) the Effective Date.

After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3    Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15.1 through 15.3 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1    No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without Cause.

17.2    Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3    Indemnification

Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17.4    No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in any other written agreement between a Participant and the Company or a Related Company, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5    Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

17.6    Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.7    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8    Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10    Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

SECTION 18. EFFECTIVE DATE

The Plan shall become effective (the “Effective Date”) immediately following shareholder approval of the Plan.

Adopted by the Board on February 18, 2003, and approved by the Company’s shareholders on                     , 2003.

Appendix C

Washington Mutual, Inc.

Amended and Restated 2002 Employee Stock Purchase Plan

SECTION 1.    PURPOSE

The purposes of the Washington Mutual, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the ”Plan”) are (a) to assist employees of Washington Mutual, Inc., a Washington corporation (the ”Company”), and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code of 1986, as amended, and (b) to encourage employees to remain in the employ of the Company and its subsidiaries.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Additional Shares” has the meaning set forth in Section 6.

“Affiliate” means any corporation, a majority of the voting stock of which is directly or indirectly owned by the Company.

“Board” means the Board of Directors of the Company.

“Cash Payment” has the meaning set forth in Section 9.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Company’s Directors Compensation and Stock Option Committee or any other Board committee appointed by the Board to administer the Plan. Each member of the Committee will remain a member for the duration of the Plan, unless such member resigns or is removed earlier by majority vote of the Board.

“Company” means Washington Mutual, Inc., a Washington corporation.

“Designated Subsidiary” means any domestic Subsidiary Corporation or any other Subsidiary Corporation designated as such by the Board or the Committee.

“Eligible Compensation” means the gross amount of wages, salaries and fees for personal services paid or accrued by the Company or a Designated Subsidiary to an Eligible Employee during any period under consideration pursuant to the terms of the Plan. Such compensation shall include commissions, production incentive compensation, bonuses and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or a Designated Subsidiary as an Eligible Employee and to the extent the amounts are includable in gross income. Such compensation shall exclude severance pay, moving expenses, long-term disability insurance payments, compensatory time, other fringe benefits or amounts attributable to any employee benefit plan (including without limitation (i) distributions from a deferred compensation plan, except amounts received from an unfunded, nonqualified plan in the year such amounts are includable in the Eligible Employee’s gross income and

(ii) amounts contributed by the Company for the Eligible Employee to any deferred compensation program or toward the purchase of a 403(b) annuity contract for the Eligible Employee, regardless of whether such contributions are excludible from the gross income of the Eligible Employee), amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and amounts not otherwise described in this sentence that receive special tax benefits.

“Eligible Employee” means any employee (including officers and directors who are also employees) of the Company or a Designated Subsidiary who is in the employ of the Company or any Designated Subsidiary on one or more Offering Dates and who meets the following criteria:

(a)  the employee does not, immediately after the Option is granted, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation;

(b)  the employee’s customary employment is for 20 hours or more per week or any lesser number of hours established by the Plan Administrator for a future Offering;

(c)  if specified by the Plan Administrator for any future Offerings, the employee customarily works a minimum of five months per year or any lesser period of time established by the Plan Administrator; and

(d)  except as otherwise provided in Section 7.2, the employee has been employed for a minimum of one month prior to the first day of an Offering or any lesser or greater minimum employment period not to exceed two years that is established by the Plan Administrator for a future Offering. If a former Eligible Employee becomes an Eligible Employee again, all prior periods as an Eligible Employee shall be aggregated to determine whether the requirement of the preceding sentence has been met. An employee of a company acquired by the Company may count his or her time of employment with that company for purposes of satisfying the minimum employment period required by this subparagraph (d).

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

As a condition of participation, an Eligible Employee must agree in writing to provide all such forms and agreements as may be required by the Company or the Plan Administrator for the proper administration of the Plan and agree to the transfer of any amounts held under the Plan to any successor Plan Administrator selected by the Committee.

“Enrollment Period” has the meaning set forth in Section 7.1.

“ESPP Broker” has the meaning set forth in Section 10.2.

“Fair Market Value” of a share of Stock on any given date shall be:

(a)  The closing price of the Stock as traded on the New York Stock Exchange as published in The New York Times or The Wall Street Journal, on the specified date or, if no such price is available for the specified date, the price on the last preceding day for which such price exists.

(b)  If the Stock is not traded as described in subparagraph (a), the value determined in good faith by the Committee or the Board.

“Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

“Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7 and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

“Payroll Deductions” has the meaning set forth in Section 9.1.

“Plan” means the Washington Mutual, Inc. 2002 Employee Stock Purchase Plan.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Plan Year” means the 12-month period beginning each January 1, except that the first Plan Year shall begin July 1, 2002 and end December 31, 2002.

“Purchase Date” means the last day of each Purchase Period.

“Purchase Period” has the meaning set forth in Section 5.2.

“Purchase Price” has the meaning set forth in Section 6.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the common stock of the Company, no par value.

“Subscription” has the meaning set forth in Section 7.1.

“Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.    ADMINISTRATION

3.1    Plan Administrator

The Plan shall be administered by the Board and/or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the “Plan Administrator”). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

3.2    Administration and Interpretation by the Plan Administrator

Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms,

conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate ministerial duties to such of the Company’s other officers or employees as the Plan Administrator so determines.

SECTION 4.    STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 19.1, a maximum of 4,863,590 shares shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or from shares subsequently acquired by the Company.

SECTION 5.    OFFERING DATES

5.1    Offerings

(a)  Except as otherwise set forth below, the Plan shall be implemented by a series of offerings that each last six months (each, an “Offering”), such Offerings to commence on January 1 and July 1 of each year and to end on the next June 30 and December 31, respectively. The first Offering shall begin on July 1, 2002 and shall end on December 31, 2002.

(b)  Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for the initial Offering or for one or more future Offerings and (ii) different commencing and ending dates for any such Offerings; provided, however, that an Offering may not exceed 27 months.

(c)  In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2    Purchase Periods

(a)  Each Offering shall consist of one or more consecutive purchase periods (each, a “Purchase Period”). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, a Purchase Period shall commence on January 1 and July 1 of each year and shall end on the next June 30 and December 31, respectively. The first Purchase Period shall begin on July 1, 2002 and shall end on December 31, 2002.

(b)  Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for the initial Purchase Period or for one or more future Purchase Periods and (ii) different commencing and ending dates for any such Purchase Periods.

(c)  In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.    PURCHASE PRICE

(a)  The purchase price (the “Purchase Price”) at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option shall be 85% of the lesser of (i) the Fair Market Value of the Stock on the Offering Date of such Offering and (ii) the Fair Market Value of the Stock on a Purchase Date during the Offering.

(b)  Notwithstanding the foregoing, if an increase in the number of shares authorized for issuance under the Plan (other than an annual increase pursuant to Section 4) is approved and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of shareholder approval of such increase (the “Additional Shares”), then, if as of the date of such shareholder approval, the Fair Market Value of a share of Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for the Additional Shares shall be 85% of the lesser of (i) the Stock’s Fair Market Value on the date of such shareholder approval and (ii) the Fair Market Value of the Stock on the Purchase Date.

SECTION 7.    PARTICIPATION IN THE PLAN

7.1    Initial Participation

An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the “Enrollment Period”) a subscription (the “Subscription”):

(a)  indicating the Eligible Employee’s election to participate in the Plan;

(b)  authorizing Cash Payments or Payroll Deductions and stating the amount to be deducted regularly from the Participant’s Eligible Compensation; and

(c)  authorizing the purchase of Stock for the Participant in each Purchase Period.

An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering. For the first Offering, each participant in the Prior Plan as of June 30, 2002 will be deemed to have delivered a Subscription to the Plan Administrator that authorizes that method of payment (cash payments or payroll deductions) elected by such participant under the Prior Plan and, in the case of payroll deductions, the same percentage of compensation elected under the Prior Plan shall apply to participation in the Plan, provided such participant is an Eligible Employee as of the Offering Date and has not affirmatively elected to withdraw from the Plan or change the type or amount of contributions under the Plan by delivering a new Subscription to the Company. The Company may, from time to time, change the Enrollment Period for a future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

Except as otherwise provided in Section 7.2, an employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

7.2    Alternative Initial Participation

Notwithstanding any other provision of the Plan, the Board or the Committee may provide that any employee of the Company or any Designated Subsidiary who first qualifies as an Eligible Employee after an Offering Date shall, on a date or dates specified in the Offering that coincide with the day on which such person first meets such requirements or that occur on a specified date thereafter, receive an Option under that Offering which Option shall thereafter be deemed to be a part of that Offering. Until otherwise provided by the Board or the Committee for a future Offering, any employee of the Company or any Designated Subsidiary who has been employed for a minimum of one month prior to the first day of the second calendar quarter during an Offering and otherwise qualifies as an Eligible Employee as of such date shall receive an Option under that Offering, provided such employee delivers a Subscription in accordance with Section 7.1.

Any Option granted pursuant to this Section 7.2 shall have the same characteristics as any Options originally granted under the Offering, except that

(a)  the date on which such Option is granted shall be the “Offering Date” of such Option for all purposes, including determining the Purchase Price of such Option; provided, however, that if the Fair Market Value of the Stock on the date on which such Option is granted is less than the Fair Market Value of the Stock on the first day of the Offering, then, solely for the purpose of determining the Purchase Price of such Option, the first day of the Offering shall be the “Offering Date” for such Option;

(b)  the Purchase Period(s) for such Option shall begin on its Offering Date and end coincident with the remaining Purchase Date(s) for such Offering; and

(c)  the Board or the Committee may provide that if such person first meets such requirements within a specified period of time before the end of a Purchase Period for such Offering, he or she will not receive an Option for that Purchase Period.

7.3    Continued Participation

A Participant who has elected to participate in an Offering shall automatically participate in the next Offering until such time as such Participant withdraws from the Plan pursuant to Section 11.2 or terminates employment as provided in Section 12.

SECTION 8.    LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1    Number of Shares Purchased

(a)  No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) with a Fair Market Value exceeding $25,000 (such value determined as of the Offering Date for each Offering or such other limit as may be imposed by the Code) in any calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 8.1).

(b)  A Participant may not purchase more than 2,000 shares of Stock during any Purchase Period or any Plan Year, except that a Participant may not purchase more than 1,000 shares of Stock under the Plan during the first Plan Year beginning July 1, 2002 and ending December 31, 2002.

(c)  For a future Offering, the Board or the Committee may specify a different maximum number of shares of Stock that may be purchased by any Participant during a Purchase Period or other specified period, as well as specifying a maximum aggregate number of shares that may be purchased by all Participants during a specified period.

8.2    Pro Rata Allocation

In the event the number of shares of Stock that might be purchased by all Participants exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan unless the Plan Administrator determines otherwise for a future Offering.

SECTION 9.    PURCHASE OF STOCK

9.1    General Rules

A Participant may pay for Stock that is acquired pursuant to the exercise of all or any portion of an Option by (a) making a cash payment to his or her employer that shall be at least 1% but may not exceed 10% of his or her Eligible Compensation (a “Cash Payment”) and/or (b) directing his or her employer to withhold a fixed dollar amount or percentage of his or her Eligible Compensation that shall be at least 1% but shall not exceed 10% of his or her Eligible Compensation for any Plan Year (a “Payroll Deduction”); provided, however, that if a Participant elects to make a combination of Cash Payments and Payroll Deductions, such Participant’s aggregated contributions may not exceed 10% of his or her Eligible Compensation; and provided further that the Board or the Committee may specify different percentage limitations for a future Offering or Plan Year. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s Subscription.

9.2    Method of Payment

(a)  A Participant may make Cash Payments to the Participant’s employer in such manner as is provided by the Committee. Any Cash Payment elected to be made by a Participant shall be made by a deadline specified by the Committee that shall not be later than the close of the Plan Year.

(b)  Payroll Deductions shall commence on the first payday following an Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

9.3    Memorandum Accounts

Individual accounts shall be maintained for each Participant for memorandum purposes only. All Cash Payments and/or Payroll Deductions from a Participant’s Eligible Compensation shall be credited to such account but shall be deposited with the general funds of the Company. All Cash Payments and/or Payroll Deductions received or held by the Company may be used by the Company for any corporate purpose.

9.4    No Interest

No interest shall be paid on Cash Payments and/or Payroll Deductions received or held by the Company.

9.5    Acquisition of Stock

On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of shares of Stock arrived at by dividing the total amount of the Participant’s accumulated Cash Payments and/or Payroll Deductions for the Purchase Period by the Purchase Price, including fractional shares, unless the Plan Administrator has determined for a future Offering that fractional shares may not be issued under the Plan; provided that the number of shares of Stock purchased by the Participant shall not exceed the limitation on the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.6    Refund of Excess Amounts

If the purchase of fractional shares is not permitted for any future Offering, any cash balance remaining in the Participant’s account at the termination of a Purchase Period that is not sufficient to purchase a whole share of Stock shall be applied to the purchase of Stock in the next Purchase Period, provided the Participant participates in the next Purchase Period and the purchase complies with Section 8.1. All other amounts remaining in a Participant’s account after a Purchase Date shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest.

9.7    Withholding Obligations

At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, a Participant shall make adequate provision for local, state, federal and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

9.8    Termination of Participation

No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in a current Offering or the Plan has terminated on or before such Purchase Date or if the Participant has otherwise terminated employment prior to a Purchase Date.

9.9    Procedural Matters

The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.10    Leaves of Absence

During leaves of absence approved by the Company and meeting the requirements of the applicable treasury regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Company on the Participant’s normal paydays equal to the amount of his or her Cash Payments and/or Payroll Deductions under the Plan had the Participant not taken a leave of absence. Currently, the treasury regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

SECTION 10.    STOCK PURCHASED UNDER THE PLAN

10.1    Restrictions on Transfer of Stock

(a)  Shares of Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Plan Administrator determines to be appropriate. Each Participant will be the beneficial owner of the Stock purchased under the Plan and will have all rights of beneficial ownership in such Stock, except that the Participant may not transfer or otherwise dispose of such Stock for any period of time (a “Holding Period”) following the Purchase Date for such Stock specified for any future Offering by the Board or the Committee.

(b)  The Company or the ESPP Broker will retain custody of the Stock purchased under the Plan for a period of time ending no earlier than the expiration of any Holding Period. A book entry stock account will be established in each Participant’s name (a “Stock Account”).

(c)  Cash dividends paid on Stock in a Participant’s Stock Account due to any Holding Period or because the Participant has not made a request for delivery shall be used by the custodian of such Stock to purchase additional shares of Stock, which shall be credited to the Participant’s Stock Account. Dividends paid in the form of shares of Stock with respect to Stock in a Participant’s Stock Account shall be credited to such Stock Account. Stock credited to a Participant’s Stock Account due to cash or stock dividends with respect to Stock that is subject to any Holding Period shall be restricted for the same period as the Stock with respect to which the dividend was paid.

(d)  Upon termination of the Participant’s employment because of retirement, disability or death, any Holding Period will be deemed to be satisfied as of the date of such termination.

10.2    ESPP Broker

If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time after expiration of a Holding Period set forth in Section 10.1(a), but, in the absence of such a disposition, the shares of Stock must remain in the Participant’s account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Stock for which the holding periods set forth above have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Stock with respect to Stock in a Participant’s account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.3    Notice of Disposition

By entering the Plan, each Participant agrees to promptly give the Company notice of any Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11.    CHANGES IN WITHHOLDING AMOUNTS AND VOLUNTARY WITHDRAWAL

11.1    Changes in Withholding Amounts

(a)  Unless the Plan Administrator establishes otherwise for a future Offering, during a Purchase Period, a Participant may elect to reduce Payroll Deductions to 0% by completing and filing with the Company an amended Subscription authorizing cessation of Payroll Deductions. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing the amended Subscription, provided the amended Subscription is filed prior to any date required by the Plan Administrator. If not filed prior to such date, the change in rate shall be effective as of the beginning of the next succeeding payroll period. All Payroll Deductions accrued by a Participant as of such effective date shall continue to be applied toward the purchase of Stock on the Purchase Date, unless a Participant withdraws from the Plan pursuant to Section 11.2. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

(b)  Unless the Plan Administrator determines otherwise for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Purchase Periods within an Offering by filing with the Plan Administrator an amended Subscription; provided, however, that notice of such election must be delivered to the Plan Administrator at least ten days prior to such Purchase Period in such form and in accordance with such terms as the Plan Administrator may establish for an Offering. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

(c)  Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.1, a Participant’s Payroll Deductions or Cash Payments shall be decreased to 0% during any Purchase Period if the aggregate of all the Participant’s Payroll Deductions or Cash Payments accumulated with respect to one or more Purchase Periods ending within the same calendar year exceeds $25,000 of Fair Market Value of the Stock determined as of the first day of an Offering ($21,250 to the extent the Purchase Price may be 85% of the Fair Market Value of the Stock on the Offering Date of the Offering). Payroll Deductions or Cash Payments shall re-commence at the rate provided in such Participant’s Subscription at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in the Plan as provided in Section 11.2 or indicates otherwise in an amended Subscription. Also notwithstanding the foregoing, a Participant’s Payroll Deductions or Cash Payments shall be decreased to 0% at such time that the aggregate of all Payroll Deductions or Cash Payments accumulated with respect to an Offering exceeds the amount necessary to purchase (i)  2,000 shares of Stock in any Purchase Period or Plan Year (or such other number as the Board or Committee shall specify for a future Offering). Payroll Deductions or Cash Payments shall re-commence at the rate provided in such Participant’s Subscription at the beginning of the next Purchase Period, provided the Participant continues to participate in the Plan and such participation complies with Section 8.1.

11.2    Withdrawal From the Plan

A Participant may withdraw from the Plan by completing and delivering to the Plan Administrator a written notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such notice must be delivered prior to the end of the Purchase Period for which such withdrawal is to be effective, or by any other date specified by the Plan Administrator for a future Offering.

11.3 Notice	of Withdrawal; Effect of Withdrawal on Prior Purchase Periods; Re-enrollment in the Plan

(a)  The Company may, from time to time, impose a requirement that any notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

(b)  If a Participant withdraws from the Plan after the Purchase Date for a Purchase Period, the withdrawal shall not affect Stock acquired by the Participant in any earlier Purchase Periods.

(c)  In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may participate in any subsequent Offering by again satisfying the definition of Eligible Employee and re-enrolling in the Plan in accordance with Section 7.

11.4    Return of Cash Payments and/or Payroll Deductions

Upon withdrawal from the Plan pursuant to Section 11.2, the withdrawing Participant’s accumulated Cash Payments and/or Payroll Deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant’s interest in the Plan shall terminate. Such accumulated Cash Payments and/or Payroll Deductions may not be applied to any other Offering under the Plan.

SECTION 12.    TERMINATION OF EMPLOYMENT

(a)  Termination of a Participant’s employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. The Cash Payments and/or Payroll Deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative or designated beneficiary as provided in Section 13.2, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

(b)  The former Participant’s account may be continued with the Plan Administrator at the Participant’s expense, or the account may be closed after which a stock certificate for the full number of shares in the account will be delivered to the former Participant with a check for any fractional shares and cash in the account.

SECTION 13.    RESTRICTIONS ON ASSIGNMENT

13.1    Transferability

An Option granted under the Plan shall not be transferable, and such Option shall be exercisable during the Participant’s lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option. Any attempted assignment, transfer, pledge or other disposition of any rights under the Plan shall be null and void, and shall automatically terminate all rights of a Participant under the Plan.

13.2    Beneficiary Designation

A Participant may designate on a Company-approved form a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event that the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to Employee Benefits or other individual performing similar functions.

SECTION 14.    NO RIGHTS AS SHAREHOLDER UNTIL SHARES ISSUED

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant’s Option.

SECTION 15.    LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. Subject to the limitations set forth in Section 10, therefore, a Participant may sell Stock purchased under the Plan at any time he or she chooses subject to compliance with Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Stock.

SECTION 16.    AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

(a)  The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted under the Plan, (ii) modify the class of employees eligible to receive Options, or (iii) otherwise require shareholder approval under any applicable law or regulation; and provided, further, that, except as provided in this Section 16, no amendment to the Plan shall make any change in any Option previously granted that adversely affects the rights of any Participant.

(b)  The Plan shall continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board or the Committee may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no Options shall be granted.

(c)  Except as provided in Section 19, no such termination of the Plan may affect Options previously granted, provided that the Plan or an Offering may be terminated by the Board or the Committee on a Purchase Date or by the Board’s or the Committee’s setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board or the Committee determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

SECTION 17.    NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 18.    EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19.    ADJUSTMENTS

19.1    Adjustment to Shares

The maximum number and kind of shares of Stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

(a)  the Company effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

(b)  the Company or an Affiliate engages in a transaction to which Code Section 424(a) applies; or

(c)  there occurs any other event that in the judgment of the Board or the Committee necessitates such action;

provided, however, that if an event described in subparagraph (a) or (b) above occurs, the Board or the Committee shall make adjustments to the limits on purchases specified in Section 8.1(b) that are proportionate to the modifications of the Stock that are on account of such corporate changes.

19.2    Dissolution or Liquidation of the Company

In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board or the Committee. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing prior to the new Purchase Date that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11.

19.3    Company Transaction

Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Stock (a “Company Transaction”), each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Company Transaction. The Plan Administrator shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11.

19.4    Limitations

The grant of Options shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 20.    REGISTRATION; CERTIFICATES FOR SHARES

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing shares of Stock provides for issuance of stock certificates to reflect the issuance of such shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 21.    EFFECTIVE DATE

The Plan shall become effective on the date it is approved by the Company’s shareholders, so long as such approval is obtained within 12 months of the date on which the Plan was adopted by the Board.

1201 THIRD AVENUE, SEATTLE, WA 98101

PROXY FOR THE APRIL 15, 2003 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WASHINGTON MUTUAL, INC.

The undersigned shareholder(s) of Washington Mutual, Inc. (the “Company”) hereby appoints William L. Lynch and Fay L. Chapman, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on February 28, 2003, at the Annual Meeting of Shareholders to be held at 2:00 p.m., Tuesday, April 15, 2003, and at any and all adjournments thereof. Each share of Common Stock is entitled to one vote per share for each of the items properly presented at the Annual Meeting.

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ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 15, 2003

2:00 p.m.

S. Mark Taper Foundation Auditorium

Benaroya Hall

200 University Street

Seattle, Washington

Please mark your votes as indicated in this example	☒

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

☐	☐

1.	ELECTION OF DIRECTORS:

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Nominee (Term will expire in 2006):	Douglas P. Beighle Kerry K. Killinger Michael K. Murphy Elizabeth A. Sanders Willis B. Wood, Jr.

2.	APPROVAL OF THE WASHINGTON MUTUAL, INC. 2003 EQUITY INCENTIVE PLAN.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	APPROVAL OF THE WASHINGTON MUTUAL, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN.

FOR	AGAINST	ABSTAIN

☐	☐	☐

4.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2003.

FOR	AGAINST	ABSTAIN

☐	☐	☐

5.	SHAREHOLDER PROPOSAL RELATED TO INDEXED OPTIONS.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3, AND 4 AND A VOTE “AGAINST” ITEM 5. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2, 3, AND 4 AND AGAINST ITEM 5 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

Signature(s)	Date	, 2003

(Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.)

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